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NOVABAY PHARMACEUTICALS, INC.

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NOVABAY PHARMACEUTICALS, INC.

2000 Powell Street, Suite 1150

Emeryville, California 94608

NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS

Date:	Time:	Place:
May 31, 2018	9:00 a.m. PST	Virtual meeting; please visit www.meetingcenter.io/255270829

To the Stockholders of NovaBay Pharmaceuticals, Inc.:

You are cordially invited to attend the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) of NovaBay Pharmaceuticals, Inc., a Delaware corporation. The Annual Meeting will be held on Thursday, May 31, 2018, at 9:00 a.m. Pacific Time. This year’s Annual Meeting will be a virtual meeting of stockholders. Registered holders, and beneficial stockholders who register for the meeting in advance, will be able to participate in the meeting, vote, and submit questions during the meeting via live webcast by visiting www.meetingcenter.io/255270829. If you are a registered holder, a secure control number that will allow you to attend the meeting electronically can be found on your proxy card and on the Notice of Internet Availability of Proxy Materials. If you hold your shares in the name of a bank, broker or other holder of record, you may either: (i) vote in advance of the meeting by contacting your broker and attend the virtual meeting as a guest; or (ii) register to attend the virtual meeting as a stockholder in advance (allowing you to both vote and ask questions during the meeting) by following the instructions in the Proxy Statement.

The Annual Meeting will be held for the purposes of the following:

To elect the two (2) Class II directors nominated by our Board of Directors to hold office for a term of three (3) years and until their respective successors are elected and qualified. The nominees for election are Yonghao (Carl) Ma and Xinzhou (Paul) Li.

To approve an amendment to the Amended and Restated Certificate of Incorporation of NovaBay Pharmaceuticals, Inc. to decrease the number of authorized shares of NovaBay common stock from 240,000,000 to 50,000,000 and to delete certain provisions relating to the already effective reverse stock split.

To ratify the appointment by our Audit Committee of OUM & Co. LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

To transact any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

The record date for the Annual Meeting is April 16, 2018. Only stockholders of record at the close of business on that date are entitled to notice of, and may vote at, the virtual Annual Meeting or any adjournment or postponement thereof. This Notice of Annual meeting, the Proxy Statement, and voting instructions are being distributed and made available on or about April 20, 2018.

We are pleased to utilize the U.S. Securities and Exchange Commission rule that allows companies to furnish their proxy materials to stockholders over the Internet. As a result, we are mailing to many of our stockholders a notice instead of a paper copy of the Proxy Statement and our 2017 Annual Report. All Stockholders who do not receive a notice will receive a paper copy of the proxy materials by mail if they have not previously requested delivery of proxy materials electronically. Employing an electronic distribution process will conserve natural resources and reduce the costs of printing and distributing our proxy materials.

A list of stockholders entitled to vote at the Annual Meeting will be available at NovaBay Pharmaceuticals, Inc., 2000 Powell Street, Suite 1150, Emeryville, California 94608, for a period of ten (10) days prior to the Annual Meeting. If you want to inspect the stockholder list, please contact our Corporate Secretary at (510) 899-8800. The stockholder list will also be available during the virtual Annual Meeting through the following secure link www.meetingcenter.io/255270829. If you are a registered stockholder, or beneficial stockholder who registered for the meeting in advance, a secure control number included on your proxy card or Notice of Internet Availability of Proxy Materials will allow you to view this list.

Important Notice Regarding the Internet Availability of Proxy Materials for the Stockholder Meeting to Be Held on Thursday, May 31, 2018.

The Proxy Statement and Annual Report to security holders are available at http://www.envisionreports.com/NBY (for all stockholders).

April 20, 2018	By Order of the Board of Directors,

Mark M. Sieczkarek Chairman of the Board

You are cordially invited to attend, via live webcast, the virtual Annual Meeting.  Your vote is important. We encourage you to promptly vote your shares either by telephone, over the Internet or by completing, signing, dating and returning your proxy card, which contains instructions on how you would like your shares to be voted.  Please submit your proxy regardless of whether you will attend the Annual Meeting. This will help us ensure that your shares are represented at the Annual Meeting.  For those who receive proxy materials by mail, a return envelope (which is postage prepaid if mailed in the United States) has been provided for your convenience.  Signing your proxy will not prevent you from voting electronically should you be able to attend the virtual Annual Meeting, but will assure that your vote is counted, if for any reason, you are unable to attend.  Voting instructions are provided in the Notice of Internet Availability of Proxy Materials, or, if you receive a paper proxy card by mail, the instructions are printed on your proxy card and included in the accompanying Proxy Statement.  Please note, however, that if your shares are held of record by a broker, bank or other nominee, you may either (i) vote in advance of the meeting by contacting your broker and attend the virtual meeting as a guest; or (ii) register to attend the virtual meeting as a stockholder in advance (allowing you to both vote and ask questions during the meeting) by following the instructions in the Proxy Statement.

PROXY SUMMARY

To assist you in reviewing the proposals to be acted upon at the annual meeting of stockholders, we call your attention to the following information about NovaBay Pharmaceuticals, Inc.’s ( “NovaBay”, the “Company,” “we,” “our” or” us”) 2017 financial performance, key executive compensation actions and decisions, and corporate governance highlights. The following description is only a summary. For more complete information about these topics, please review the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, and the complete Proxy Statement that follows.

Proposals Which Require Your Vote

		More Information	Board Recommendation	Vote Required for Approval
PROPOSAL I	Election of two (2) directors	Page 6	FOR each Director Nominee	Plurality of the votes entitled to be cast in the election of directors.
PROPOSAL II	Approval of a decrease in the number of authorized shares of common stock and to delete certain provisions in our charter relating to the already effective reverse stock split	Page 17	FOR	Majority of the votes entitled to be cast.
PROPOSAL III	Ratification of the selection of the independent registered public accounting firm	Page 19	FOR	Majority of the votes entitled to be cast for this advisory vote.

About NovaBay

NovaBay is a medical device company predominantly focused on eye care. We are currently focused primarily on commercializing Avenova®, a prescription product sold in the United States for cleansing and removing foreign material including microorganisms and debris, from skin around the eye, including the eyelid.

Avenova is a saline solution formulated with our proprietary, stable and pure form of hypochlorous acid. Avenova has proven in laboratory testing to have broad antimicrobial properties as a preservative in solution as it removes foreign material, including microorganisms and debris, from the skin on the eyelids and lashes without burning or stinging.

Our business strategy remains the same since November 2015, when we restructured our business to focus our resources on growing sales of Avenova in the United States.  Our current three-part business strategy is comprised of: (1) focusing our resources on growing the U.S. commercial sales of Avenova, including implementation of a sales and marketing strategy intended to increase product margin and profitability; (2) maintaining low expenses and continuing to optimize sales force efficiency, including expansion of geographical reach and efforts directed to maintain and increase insurance reimbursement for Avenova; and (3) seeking additional sources of revenue through partnering, divesting and/or other means of monetizing non-core assets in urology, dermatology, and wound care

In addition to Avenova, we have developed two other products containing our proprietary, stable and pure form of hypochlorous acid, including NeutroPhase® for the wound care market and CelleRx® for the dermatology market. Since the launch of NeutroPhase in 2013, we have established a U.S. distribution partner and an international distribution partner in China.

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Avenova, NeutroPhase, and CelleRx are medical devices cleared by the U.S. Food and Drug Administration (“FDA”) under the Food and Drug Administration Act Section 510(k). The products are intended for use under the supervision of healthcare professionals for the cleansing and removal of foreign material, including microorganisms and debris. For wound treatment, NeutroPhase® is also intended for use under the supervision of healthcare professionals for moistening absorbent wound dressings and cleansing minor cuts, minor burns, superficial abrasions and minor irritations of the skin. It is also intended for moistening and debriding acute and chronic dermal lesions.

2017 Business Highlights

Full year sales of $18.2 million, at the high end of the Company’s guidance range.

Record Avenova sales of $4.9 million, an increase of 25% year-over-year.

Prescription sales into the retail pharmacy channel of $4.4 million, up 45% year-over-year.

Prescription sales represented 90% of the Avenova sales.

Gross margin on Avenova sales was 92%.

Compensation Highlights

The Compensation Committee (the “Compensation Committee”) of the Board (the “Board”) of Directors continues its historic practice of an annual performance incentive program, pursuant to which the Company’s executives may earn an annual performance bonus, tied to a percentage of their base salary. The Compensation Committee has the sole discretion to pay any portion of, or the entire, annual performance bonus in the form of equity compensation.

As a result of such annual performance incentive program, our practice of issuing equity awards upon hire and/or as a part of our employment arrangements, and our Annual Employee Equity Refresh Program, a significant portion of our executives’ annual total compensation is variable, and based upon our stock price.

Consistent with our compensation philosophy, approximately 79% of our CEO’s total target compensation for 2017 was performance-based.

We implemented a stockholder advisory vote on executive compensation (commonly referred to as “Say on Pay” proposal) at our 2013 Annual Meeting, which gives stockholders the opportunity to endorse or not endorse the Company’s named executive compensation program. At the Company’s 2013 Annual Meeting, our stockholders voted to conduct its Say on Pay vote every three years, and approximately 96% of the votes cast on the Say on Pay proposal were voted in favor of the Company’s program. In 2016, our stockholders voted against the Company’s program. In 2019, our stockholders will again vote on both Say on Pay and its frequency.

Corporate Governance Highlights

NovaBay has a longstanding commitment to effective governance of its business and affairs for the benefit of stockholders. The Board’s Nominating and Corporate Governance Committee (the “N&CG Committee”) periodically reviews our Corporate Governance Guidelines to maintain effective and appropriate standards of corporate governance.

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We have also established a Code of Ethics and Business Conduct (the “Code of Ethics”) that establishes standards of conduct and expectations for our employees and the overall manner in which we conduct business. The Code of Ethics, along with our other policies and business standards, and our overall risk and compliance programs are components of mitigating the risks associated with the operation of our business.

Board Leadership Structure

Our Board leadership structure currently consists of a Chairman of the Board (the “Chairman”), who also serves as our Chief Executive Officer (“CEO”), a Lead Independent Director, and independent committee chairs. The Board believes that NovaBay is currently best served in combining the CEO and Chairman positions, complemented by a strong and effective Lead Independent Director.

Lead Independent Director

Mr. Paul Freiman was re-elected to serve a NovaBay’s Lead Independent Director for 2017. Both the Board and management believe that strong, independent Board leadership is a critical aspect of effective corporate governance.

Lead Independent Director responsibilities include, but are not limited to:

●	Coordinating the activities of the independent directors and bearing such other responsibilities as the independent directors as a whole may designate from time to time.

●	Calling and presiding at any meeting of the independent directors in executive session, and reporting any concerns to the Chairman and CEO.

●	Working with the Chairman and CEO in the preparation of the agenda for each Board meeting.

Board Committees

The three (3) standing committees established by the Board meet on a regular basis and operate under written charters approved by the Board. Each committee performs an annual self-evaluation to determine whether the committee is functioning effectively and fulfilling its duties as prescribed by its charter. All members of the Audit Committee of the Board (the “Audit Committee”), the Compensation Committee and the N&CG Committee are independent, and each committee has the ability to hire and terminate its own outside advisors.

Board Tenure

Our directors’ expertise combines to provide a broad mix of skills, qualifications and proven leadership abilities.

The N&CG Committee practices a long-term approach to board refreshment.  The Committee regularly identifies individuals who have expertise that would complement and enhance the current board’s skills and experience.  In addition, as part of our stockholder engagement dialogue, we routinely ask our investors for input regarding director recommendations.

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Anti-Hedging and Anti-Pledging

Pursuant to the Company’s Insider Trading Policy, the Company considers it improper and inappropriate for any employee, officer or director of the Company to engage in short-term or speculative transactions in the Company’s securities. The Insider Trading Policy specifically prohibits directors, officers and other employees from engaging in short sales, margin accounts, pledging or hedging transactions of the Company’s securities. Each of the NEOs and directors complied with the Insider Trading Policy during fiscal year 2017.

Good Governance Practices

●	The Board reflects a range of talents, ages, skills, diversity, and expertise. As of the end of 2017, 62.5% of the Board membership were minorities and the Board was 50% independent.

●	Each director attended over 75% of applicable Board/Committee meetings in 2017.

●	The Board has three (3) standing committees, each operating under a written charter and chaired by an independent director: the Audit, Compensation, and N&CG Committee.

●	The Board has adopted comprehensive Corporate Governance Guidelines to guide its oversight and leadership. The Board and each Committee conduct an annual self-evaluation.

●	The Board conducts an annual evaluation of the CEO.

●	No stockholder rights plan or “poison pill” has been adopted.

Board Evaluation

The Directors participate in an annual evaluation of the full Board and each committee on which they serve, in order to assess the performance and effectiveness of the Board and its committees. The responses and comments are presented to, and discussed with, the Board and each committee of the Board.

Election of Directors (Proposal 1)

You will find important information in the proxy statement about the qualifications and experience of each of the director nominees whom you are being asked to elect. The N&CG Committee performs an annual assessment to evaluate whether NovaBay’s directors have the skills and experience to effectively oversee the Company. All of our directors have proven leadership ability, sound judgment, integrity and a commitment to the success of our Company.

Director Nominees

Name	Director Since	Age	Independent	Principal Occupation	NovaBay Board Committees
Mr. Xinzhou (Paul) Li	2015	54	No	Chairman & Executive Director of China Pioneer Pharma Holdings Limited	None
Dr. Yonghao (Carl) Ma, Ph.D.	2016	61	Yes	Founder, Owner & President of PharmStats, Ltd.	Compensation N&CG

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Approval of a Decrease in the Number of Authorized Shares of Common Stock and to Delete Certain Provisions Relating to the Already Effective Reverse Stock Split (Proposal 2)

Our Board is requesting stockholder approval of an amendment to our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to decrease the number of authorized shares of our common stock from 240,000,000 shares to 50,000,000 shares in order to reduce state tax costs associated with such authorized share amount. The amendment would additionally delete the current provisions relating to the already effective reverse stock split, which are no longer needed. If our stockholders approve the proposed amendment to our Certificate of Incorporation, it will become effective upon filing with the Secretary of State of the State of Delaware, which we anticipate doing as soon as practicable following stockholder approval. However, even if our stockholders approve the proposed amendment, our Board retains discretion under Delaware law not to implement the proposed amendment. If our Board were to exercise such discretion, the number of authorized shares would remain at the current level.

Ratification of the Selection of the Independent Registered Public Accounting Firm (Proposal 3)

The Audit Committee has appointed OUM & Co. LLP (“OUM”) as the Company’s independent registered public accounting firm (independent auditor) for 2018. While we are not required to have stockholders ratify the selection of OUM as the Company’s independent auditor, we are doing so because we believe it is good corporate practice. If stockholders do not ratify the selection, the Audit Committee will reconsider the appointment, but may nevertheless retain OUM as the Company’s independent auditor. Even if the selection is ratified, the Audit Committee may, at its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change is in the best interests of the Company and its stockholders.

Submission of Stockholder Proposals or Nominations for 2019 Annual Meeting of Stockholders

Stockholder proposals submitted for inclusion in our 2019 proxy statement pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, must be received by us by December 21, 2018. Notice of stockholder proposals to nominate a person for election as a Director or to introduce an item of business at the 2019 annual meeting of stockholders outside Rule 14a-8 must be received by us no earlier than January 30, 2019 and no later than March 2, 2019.

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TABLE OF CONTENTS

Page
PROXY STATEMENT FOR THE 2018 ANNUAL MEETING OF STOCKHOLDERS	2
Purpose of Meeting	2
Availability Notice	2
Attendance at the Annual Meeting	3
Voting; Quorum	3
Required Votes	4
Effect of Not Voting	4
Voting Methods	4
Revoking Proxies	5
Solicitation	5
MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING	6
PROPOSAL ONE: ELECTION OF DIRECTORS	6
Current Directors and Nominees	6
Class II Directors Nominees – Terms Expiring at the 2018 Annual Meeting	6
Recommendation of Our Board	7
Directors with Continuing Terms	7
Class III Directors – Terms Expiring at the 2019 Annual Meeting	7
Class I Director – Terms Expiring at the 2020 Annual Meeting	9
Family Relationships	10
CORPORATE GOVERNANCE	11
Code of Ethics and Business Conduct	11
Director Independence	11
Board Committees and Meetings	11
Other Board Matters	16
Stockholder Communications to the Board	16
PROPOSAL TWO: APPROVAL OF DECREASE IN NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AND TO DELETE CERTAIN PROVISIONS RELATING TO THE ALREADY EFFECTIVE REVERSE STOCK SPLIT	17
Recommendation of Our Board	18
PROPOSAL THREE: ADVISORY, NON-BINDING VOTE TO RATIFY THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	19
Fees Paid to Independent Registered Public Accounting Firm	19
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services	19
Recommendation of Our Board	19
AUDIT COMMITTEE REPORT	20
EXECUTIVE COMPENSATION AND OTHER INFORMATION	21
Executive Officers	21
2017 Business Highlights	22
Summary Compensation Table	22
Stock Option Awards	24
2017 Performance Incentives	25
2016 Performance Incentives	25
Recent Federal Income Tax Law Changes	25
Outstanding Equity Awards at Fiscal Year End	25
Employment-Related Agreements and Potential Payments Upon Termination or Change in Control – Mark Sieczkarek, John McGovern, Lewis Stuart, Justin Hall and Thomas Paulson	27
Director Compensation	32
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	33
EQUITY COMPENSATION PLAN INFORMATION	36
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	36
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	37
ANNUAL REPORT	38
DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS OR NOMINATIONS	38
Due Date for Stockholder Proposals and Nominations for Next Year’s Annual Meeting	38
HOUSEHOLDING OF PROXY MATERIALS	38
OTHER BUSINESS	39

NOVABAY PHARMACEUTICALS, INC.

2000 Powell Street, Suite 1150

Emeryville, California 94608

PROXY STATEMENT FOR THE 2018 ANNUAL MEETING OF STOCKHOLDERS

This proxy statement (the “Proxy Statement”), the accompanying Notice of 2018 Annual Meeting of Stockholders (the “Notice”) and the enclosed proxy card are being furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of NovaBay Pharmaceuticals, Inc., a Delaware corporation (“NovaBay,” the “Company,” “we,” “our,” or “us”), to be voted at the 2018 Annual Meeting of Stockholders to be held on Thursday, May 31, 2018 (the “Annual Meeting”), and at any adjournment or postponement of the Annual Meeting. This year’s Annual Meeting will be held at 9:00 a.m. Pacific Time and will be a virtual meeting of stockholders. You will be able to participate in the 2018 Annual Meeting, vote, and submit your questions during the meeting via live webcast by visiting www.meetingcenter.io/255270829. You must have your 15-digit control number and the meeting password NBY2018 to enter and participate in the virtual meeting. If you are a registered holder, your control number is provided by NovaBay on your Notice of Internet Availability of Proxy Materials (“Availability Notice”) or on your proxy card. If your shares are held in the name of a bank, broker or other holder of record, you may either (i) vote in advance of the meeting by contacting your broker and attend the virtual meeting as a guest; or (ii) register to attend the virtual meeting as a stockholder in advance (allowing you to both vote and ask questions during the meeting) by following the instructions below under “Attendance at the Annual Meeting.” This Proxy Statement and the proxy card are being made available over the Internet or delivered by mail on or about April 20, 2018, to stockholders of record as of April 16, 2018.

Purpose of Meeting

The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the Notice and are described in more detail in this Proxy Statement.

Availability Notice

This year, we are pleased to offer our stockholders the convenience of notice and access to our electronic Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2017 (the “Annual Report”) and the opportunity to vote online. This delivery method will also help NovaBay to reduce the mailing of paper copies of our proxy materials and Annual Report. Pursuant to rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we are permitted to furnish proxy materials, including this Proxy Statement, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Consequently, our stockholders generally will not receive paper copies of our proxy materials unless they request them. Beginning on or about April 20, 2018, we will send to our stockholders an Availability Notice containing instructions on how to access this Proxy Statement, our Annual Report and your proxy card via the Internet and vote online. As a result, you will not receive a printed copy of the proxy materials in the mail unless you request a copy. All stockholders will have the ability to access the proxy materials on a website referred to in the Availability Notice and may request a printed set of the proxy materials free of charge by mail or electronically from such website. If you would like to receive a printed or electronic copy of our proxy materials, you should follow the instructions for requesting such materials included in the Availability Notice. By participating in the e-proxy process, we save printing and mailing expenses and reduce the environmental impact of our Annual Meeting.

Attendance at the Annual Meeting

As permitted by Delaware law and our Bylaws, the Company’s Annual Meeting will be held solely as a virtual meeting live via the Internet. You will be able to attend the Annual Meeting via live webcast by visiting the Company’s virtual meeting website (www.meetingcenter.io/255270829) at the meeting time. Upon visiting the meeting website, you will be prompted to enter your 15-digit control number provided on your Availability Notice or on your proxy card if you receive proxy materials by mail and the meeting password NBY2018. Your unique control number allows us to identify you as a stockholder and will enable you to securely log on, vote and submit questions during the Annual Meeting on the meeting website.

Please note that if you hold your shares in the name of a bank, broker or other holder of record, in order to join the virtual meeting as a stockholder and be able to vote and submit questions during the Annual Meeting, you will need to contact your bank, broker or other holder to receive proof of your beneficial ownership and submit such proof, along with your name, email address and contact information, to Computershare in advance of the Annual Meeting no later than 5:00 pm ET on May 25, 2018, which may be submitted via: (i) email to Valerie.Gray@computershare.com; (ii) facsimile to (781) 575-4647, Attn: Valerie Gray; or (iii) mail to Computershare, Company Legal Proxy, P.O. Box 43001, Providence, Rhode Island 02940-3001. Upon receipt of such beneficial ownership proof, Computershare will then register you for attendance at the virtual meeting and provide you with registration information needed to join the meeting as a stockholder.

Alternatively, if you hold your shares in the name of a bank, broker or other holder of record, you may vote in advance of the virtual meeting by contacting your holder of record (please see “Voting Methods” below) and join the virtual meeting as a guest (without the ability to vote or ask questions) without advance registration.

Voting; Quorum

The record date for determining those stockholders who are entitled to notice of, and to vote at, the Annual Meeting has been fixed as April 16, 2018 (“Record Date”). Only stockholders of record at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. Each stockholder is entitled to one (1) vote for each share of our common stock held by such stockholder as of the Record Date. As of the Record Date, [17,089,304] shares of our common stock were outstanding, and no shares of our preferred stock were outstanding.

Holders of a majority of the voting power of all the outstanding shares of our common stock entitled to vote will constitute a quorum for the transaction of business at the Annual Meeting. If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained. Stockholders who log on to, and vote at, our virtual meeting of stockholders with their 15-digit control number (which is either provided by NovaBay on your Availability Notice or on your proxy card if you receive proxy materials by mail, or obtained from Computershare by those who hold their shares in the name of a bank, broker or other holder of record and register in advance of the Annual Meeting) are considered present in person.

All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes (i.e., shares held by a broker, bank or other nominee that are represented at the Annual Meeting, but with respect to which such broker, bank or other nominee is not instructed to vote on a particular proposal and does not have discretionary voting power). Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. Broker non-votes and votes marked “WITHHELD” will not be counted towards the tabulation of votes cast on such proposals presented to the stockholders.

Required Votes

For Proposal One, the election of Class II directors, the two (2) nominees nominated by our Board receiving the highest number of “FOR” votes of our common stock, present or represented by proxy duly authorized and entitled to vote at the Annual Meeting, will be elected. “WITHHELD” votes and broker non-votes will have no effect.

Proposal Two, the approval of an amendment to the Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to decrease the number of authorized shares of common stock and to delete certain provisions relating to the already effective reverse stock split, requires “FOR” votes from a majority of the shares present and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will have the same effect as “AGAINST” votes. If the amendment is not approved by stockholders at the Annual Meeting, the number of authorized shares would remain at the current level.

Proposal Three, the ratification of the appointment by our Audit Committee of OUM & Co. LLP (“OUM”) as our independent registered public accounting firm for the fiscal year ending December 31, 2018, requires “FOR” votes from a majority of the shares present and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will have the same effect as “AGAINST” votes. If the ratification of the appointment of OUM is not approved by stockholders at the Annual Meeting, the Audit Committee will consider other independent registered public accounting firms.

Effect of Not Voting

Stockholder of Record; Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing your enclosed proxy card, by telephone, or over the Internet, your shares will not be voted.

Beneficial Owner; Shares Registered in the Name of a Broker, Bank or Other Nominee

If you are a beneficial owner and do not instruct your broker, bank or other nominee how to vote your shares, the question of whether your broker, bank or other nominee will still be able to vote your shares depends on whether the New York Stock Exchange (“NYSE”) deems the particular proposal to be a “routine” matter. Brokers, banks or other nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management supported. Accordingly, your broker, bank or other nominee may not vote your shares on Proposal One, but may vote your shares on Proposal Two and Three.

Voting Methods

If you were a registered stockholder on the Record Date, you may vote your shares at the virtual Annual Meeting, www.meetingcenter.io/255270829, or by visiting the Company’s online voting website, www.investorvote.com/NBY, which contains voting instructions. The meeting starts at 9:00 a.m. (Pacific Time). You may also vote your shares by telephone by calling (toll free within the U.S. and Canada) 1-800-652-VOTE (8683) and following the voting instructions read to you by the automated operator.

Upon visiting the meeting website or calling the call-in telephone line, you will be prompted to enter your 15-digit control number provided to you on your Availability Notice or on your proxy card if you receive proxy materials by mail. Your unique control number allows us to identify you as a stockholder and will enable you to securely cast votes.

Internet and telephone voting facilities for stockholders of record will be available 24 hours a day beginning at 12:01 a.m. Pacific Time on Tuesday, April 20, 2018. Internet and telephone voting will close promptly at the close of the polls at the virtual meeting. After voting is closed during the Annual Meeting you will no longer have the ability to vote your shares for the specific proposals considered at the Annual Meeting.

If you are a registered stockholder as of the Record Date and hold your shares in more than one fund or other affiliated investment vehicle, you will receive separate voting credentials for each such entity that is a record holder of shares of our common stock. Please be sure to log on separately for each fund in order to cast all votes that you are entitled to cast at the Annual Meeting.

If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning shares through certain banks and brokers. Please note, however, than any beneficial owner who intends to vote during the Annual Meeting (as opposed to in advance of the meeting) will need to register in advance with Computershare, as outlined under “Attendance at the Annual Meeting.”

If you receive proxy materials by mail or if you request paper copies of the proxy materials, you can vote by mail by marking, dating, signing and returning your proxy card in the postage-paid envelope. Further instructions on how to vote by mail are included on the proxy card. Only proxy cards that have been signed, dated, and timely returned will be counted towards the quorum and entitled to vote.

If your proxy card does not specify how the shares represented thereby are to be voted, the proxy will be voted “FOR” the election of the directors proposed by the Board under Proposal One and “FOR” the approval of Proposals Two and Three described in the Notice and this Proxy Statement.

The proxy card also grants the proxy holders discretionary authority to vote on any other business that may properly come before the Annual Meeting. We have not been notified by any stockholder of his or her intent to present a stockholder proposal at the Annual Meeting.

Revoking Proxies

If your shares are held in your name, you may revoke or change your vote at any time before the Annual Meeting by (i) submitting another proxy on a later date on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted); or (ii) attending the Annual Meeting live via webcast and voting during the meeting (simply attending the virtual meeting will not, by itself, revoke your proxy), or (iii) by filing a notice of revocation or another signed proxy card with a later date with our Corporate Secretary, Mr. Justin Hall, Esq., at our principal executive offices at 2000 Powell Street, Suite 1150, Emeryville, California 94608.

Solicitation

NovaBay will bear the entire cost of proxy solicitation, including the costs of preparing, assembling, printing and mailing this Proxy Statement, the Notice, the proxy card and any additional solicitation materials furnished to the stockholders. Copies of these materials will be furnished to brokers, banks or other nominees holding shares in their names that are beneficially owned by others so they may forward these materials to such beneficial owners. In addition, we may reimburse such persons for their reasonable expenses in forwarding the solicitation materials to the beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by personal contact, telephone, facsimile, email or any other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING
PROPOSAL ONE: ELECTION OF DIRECTORS

Our Certificate of Incorporation provides for a classified board of directors consisting of three (3) classes of directors, each serving staggered three (3)-year terms. As a result, a portion of our Board will be elected each year. Our Board currently consists of eight (8) persons.

Upon the recommendation of the Nominating and Corporate Governance (“N&CG”) Committee of the Board, our Board selected and approved Dr. Yonghao (Carl) Ma, Ph.D. (“Dr. Ma”) and Mr. Xinzhou (Paul) Li (“Mr. Li”) as nominees for election in the class being elected at this Annual Meeting to serve for a term of three (3) years, expiring at the 2021 Annual Meeting of Stockholders, and until their successors are duly elected and qualified or until their earlier resignation or removal. Each nominee has agreed to serve if elected. Management has no reason to believe any of the nominees will be unable to serve. In the event any of the nominees named herein is unable to serve or declines to serve at the time of the Annual Meeting, the proxy holders will exercise discretionary authority to vote for substitutes. Unless otherwise instructed, the proxy holders will vote the proxies received by them “FOR” the nominees named below.

On March 21, 2018, the Board elected Mr. Yanbin (Lawrence) Liu to replace Mr. Xiaoyan (Henry) Liu as a member of the Board of Directors in connection with the closing of the private placement with OP Financial Investments Limited.

Paul Freiman (“Mr. Freiman”), Ms. Gail Maderis (“Ms. Maderis”) and Mr. Yanbin (Lawrence) Liu (“Mr. Liu”) have been designated as Class III directors whose terms expire at the 2019 Annual Meeting of Stockholders. Mr. Todd Zavodnick (“Mr. Zavodnick”), Mr. Mijia (Bob) Wu (“Mr. Wu”), and Mark M. Sieczkarek (“Mr. Sieczkarek”) have been designated as Class I Directors whose terms expire at the 2020 Annual Meeting of Stockholders.

Current Directors and Nominees

The names of our current directors and nominees, their ages, and positions with us as of April 16, 2018, and biographical information about them, are as follows:

Class II Director Nominees – Terms Expiring at the 2018 Annual Meeting

XINZHOU (PAUL) LI
Director Age: 54	Director since April 2015 Committees: None Current Occupation: Chairman and Executive Director of China Pioneer Pharma Holdings Limited (“China Pioneer Pharma”)
Selected Director Qualifications:
Extensive knowledge of NovaBay’s products and the pharmaceutical industry generally
Leadership of a successful company dedicated to the promotion and marketing of imported pharmaceutical products and medical devices
Expertise in the international market
Uniquely positioned to represent our stockholders’ interests as a representative of NovaBay’s largest stockholder

Mr. Li has been the Chairman and Executive Director of China Pioneer Pharma since 2013 (also serving in the role of chief executive officer from November 2013 to December 2014) and is also currently Director of China Pioneer Pharma’s wholly-owned subsidiary, Pioneer Pharma (Hong Kong) Company Limited (“Pioneer Hong Kong”). China Pioneer Pharma, along with its affiliates, is the exclusive distributor of NovaBay’s NeutroPhase® Skin and Wound Cleanser in China and Southeast Asia, as well as NovaBay’s largest stockholder. Mr. Li has not been appointed to any committees. Mr. Li previously served as the Board’s Asia-Pacific advisor for over two (2) years. Mr. Li founded China Pioneer Pharma in July 1996, and is responsible for managing its operations and planning, and for formulating the company’s strategies. He has more than 21 years of experience in the pharmaceutical services industry and has more than 23 years of experience in international trading and management. Prior to China Pioneer Pharma, Mr. Li worked at the Hainan branch of Sumitomo Corporation from 1988 to 1995. Mr. Li graduated from Jianghan Petroleum Normal School with a diploma in English and studied at the China Europe International Business School.

YONGHAO (CARL) MA, PH.D.
Independent Director Age: 61	Director since August 2016 Committees: Compensation and N&CG Current Occupation: Founder, Owner and President of PharmStats, Ltd. (“PharmStats”)
Selected Director Qualifications:
Extensive pharmaceutical, product development and regulatory background

Dr. Ma is currently the founder, owner and President of PharmStats since September 1997. PharmStats is a Delaware corporation formed in 1997, specializing in statistical consulting and support for pharmaceutical research and development, registration of pharmaceutical products in the United States and Europe, phase IV post-market research, and health outcomes research. Dr. Ma is particularly experienced in the areas of oncology, the central nervous system, dermatology, pain (acute and chronic) management, multiple sclerosis, and HIV infection. Over the course of his career, Dr. Ma has participated in, or managed, many clinical trials with regard to design, statistical conduct, and regulatory filings in the United States and Europe, including new drug applications. From August 1991 to September 1997, Dr. Ma was an Assistant Professor of Mathematics at Texas State University. Dr. Ma has a Ph.D. in Mathematics from the University of Utah (1991).

Recommendation of Our Board

For the reasons described in this Proxy Statement, our Board recommends unanimously that you vote “FOR” the Class II director nominees listed above.

Directors with Continuing Terms

Class III Directors – Terms Expiring at the 2019 Annual Meeting

PAUL E. FREIMAN, PH.D.
Lead Independent Director Age: 83	Director since May 2002 Committees: Compensation (Chair), Audit, N&CG Current Occupation: Independent Pharmaceutical Professional & Consultant
Selected Director Qualifications:
Extensive historical knowledge about NovaBay, having served over 15 years as one of our directors, providing valuable Board continuity
Valuable operational and industry expertise and leadership skills from prior experiences as a client executive officer as well as a board member of various pharmaceutical companies
Experience in multiple acquisitions, for example having guided Syntex Corporation (“Syntex”) through an acquisition by Roche in 1994 for $5.3 billion

Since January 2009, Mr. Freiman has been an independent pharmaceutical professional and consultant. Currently, he is also board chairman of Chronix Biomedical Inc., a private molecular diagnosis company. Mr. Freiman’s prior experience includes serving as the president and chief executive officer of Neurobiological Technologies, Inc. (OTC: NTII) and a member of its board of directors from April 1997 until 2009. Mr. Freiman’s prior experience also includes serving as the former chairman and chief executive officer of Syntex from 1989 to 1994. He is credited with much of the marketing success of Syntex’s lead product, Naprosyn, and was responsible for moving the product to over-the-counter status, marketed as Aleve. Mr. Freiman served as chairman of the board of Neurotrope, Inc. (OTCBB: BLFL) from 2013 until August 2016. Mr. Freiman served as chairman of Penwest Pharmaceutical Co. (NASDAQ: PPCO) until 2010 and served on the board of directors of Otsuka American Pharmaceuticals, Inc. and Otsuka America, Inc. until 2011, NeoPharm, Inc. (NASDAQCM: NEOL) until 2010 and Calypte Biomedical Corporation (OTC: CBMC) until September 2009. Mr. Freiman also served on the board (including as chairman) of the Pharmaceutical Research and Manufacturers Association of America. He has also served on a number of industry task forces both domestically and internationally. Mr. Freiman received a B.S. in pharmacy from Fordham University and an honorary doctorate from the Arnold & Marie Schwartz College of Pharmacy.

YANBIN (LAWRENCE) LIU
Director Age: 38	Director since March 21, 2018 Committees: None Current Occupation: Joint Chief Operating Officer & Head of Direct Investment of OP Financial Investments Limited (“OP Financial”)
Selected Director Qualifications:
Experience in Cross-Border Direct Investment
Experience with M&A, Project Finance, Structured Finance and Syndication Finance
Expertise in the international market

Mr. Liu brings more than 12 years of business experience, including 4 years of experience in cross-border direct investment. Since 2015, Mr. Liu has served as the Joint Chief Operating Officer & Head of Direct Investment of OP Financial. Mr. Liu served as Investment Director of China-ASEAN Capital Advisory Co., Ltd. from 2014 to 2015. From 2011 to 2014, Mr. Liu was the Head of Project Finance & Syndication Department (EMEA Coverage) and from 2006 to 2011 as the Head of M&A and Structured Finance Department, Corporate Banking, both at the Bank of China Limited in London. From 2002 to 2006, Mr. Liu served as the Key Account Manager, Corporate Banking at the Bank of China Limited in Beijing. Mr. Liu received an Executive MBA (Investment & Strategy) from CASS Business School in London and a bachelor’s degree in Business and Economics from the University of International Business and Economics in Beijing, China.

GAIL MADERIS, M.B.A.
Independent Director Age: 60	Director since October 2010 Committees: Audit (Chair), Compensation Current Occupation: President, CEO and Director of Antiva BioSciences, Inc. (“Antiva”)
Selected Director Qualifications:

Operational and industry experience and leadership skills from her current experience at Antiva and prior experiences as CEO of FivePrime Therapeutics, Inc. and as president of Genzyme Molecular Oncology

Extensive network of contacts related to financing, partnering and support services for the industry
Insight into business and policy trends impacting the biopharma industry resulting from her experience as CEO of BayBio

Ms. Maderis is currently the president, chief executive officer and a board member of Antiva, a privately held biopharmaceutical company focused on developing topical therapeutics for HPV-based diseases, since July 2015. Previously, Ms. Maderis served as the president and chief executive officer of BayBio, an independent, non-profit trade association serving the life sciences industry in Northern California, from 2009 until its merger with the California Healthcare Institute in early 2015. From 2003 to 2009, Ms. Maderis was president and chief executive officer of FivePrime Therapeutics, Inc., a biotechnology company focused on the discovery and development of innovative protein and antibody drugs, and prior to that, she held general management positions at Genzyme Corporation, including founder and president of Genzyme Molecular Oncology, a publicly traded division of Genzyme Corporation, and corporate vice president of Genzyme Corporation from 1997 to 2003. Ms. Maderis has been a member of several private company boards of directors, and currently serves on the board of Opexa Therapeutics, Inc. (NASDAQCM: OPXA). Ms. Maderis received a B.S. degree in Business Administration from the University of California at Berkeley and an M.B.A. from Harvard Business School.

Class I Directors – Terms Expiring at the 2020 Annual Meeting

MARK M. SIECZKAREK, M.B.A.
Chairman & Director Age: 63	Director since January 2014 Committees: None Current Occupation: Chairman and CEO of NovaBay
Selected Director Qualifications:

Experience in acquisitions, through his leadership in guiding Solta Medical, Inc. (“Solta”) through an acquisition, and leading Conceptus, Inc. (“Conceptus”) through its successful commercialization prior to its eventual sale to Bayer

Experience as a CEO of several medical device companies provides operational and industry expertise that are important to the future growth of NovaBay

Mr. Sieczkarek has served as Chairman of the Board since April 2015, and as Chief Executive Officer (“CEO”) since June 1, 2016 (including serving as Interim President and CEO of NovaBay from November 2015 to May 31, 2016). Mr. Sieczkarek currently also serves as chief executive officer of Fe3 Medical, Inc., a private company focused on developing a novel transdermal therapy for iron deficiency anemia, since 2015, and chief executive officer of MarkAnn Inc., LLC, a private real estate holding company. Mr. Sieczkarek has more than 36 years of leadership experience in the pharma, device and diagnostics industries and most recently served as chairman, president and chief executive officer of Solta from April 2016 until it was acquired by Valeant Pharmaceuticals International, Inc. in January 2014. Mr. Sieczkarek was also Lead Director of Solta for seven (7) years and served on the audit committee and as head of the compensation committee. Mr. Sieczkarek also served as president and chief executive officer of Conceptus from 2003 to 2011. Previously, Mr. Sieczkarek was senior vice president and president of Bausch & Lomb’s Americas Region, responsible for the commercial operation of all Bausch & Lomb businesses in the United States, Canada and Latin America. Mr. Sieczkarek joined Bausch & Lomb in 1995 as vice president and controller in the Personal Products division and also served as president of Europe, and a vice president in Corporate Business Development. Previously, Mr. Sieczkarek held an executive level position with KOS Pharmaceuticals, several Bristol Myers-Squibb subsidiaries and Sanofi Diagnostics Pasteur. Mr. Sieczkarek received an M.B.A. degree in Finance from Canisius College in Buffalo, New York, and a B.S. degree in Accounting from the State University of New York at Buffalo.

MIJIA (BOB) WU, M.B.A.
Director Age: 43	Director since January 2016 Committees: None Current Occupation: Managing Director of China Kington Asset Management (“China Kington”)
Selected Director Qualifications:
Over a decade of valuable experience in finance and investments
Uniquely positioned to represent our stockholders’ interests as a representative of NovaBay’s largest stockholder
Expertise in the international market

Since June 2008, Mr. Wu has been the Managing Director of China Kington (an affiliated entity of China Kington Investment Co. Ltd.), which (i) acted as the sole placement agent (and received a commission) for a $6.86 million private placement of NovaBay common stock and warrants to purchase common stock in May 2015; (ii) facilitated a bridge loan for the Company in the aggregate amount of $3.02 million in August 2016, in consideration for which China Kington was granted, among other things, the right to appoint two (2) new members to the Company’s Board; (iii) acted as the sole placement agent (and received a commission) for three (3) securities purchase agreements for the sale of 1,518,567 shares of the Company’s common stock to accredited investors in February 2016; and (iv) acted as the sole placement agent (and received a commission) for an $11.8 million private placement of NovaBay common stock and warrants to purchase common stock, which closed in two (2) tranches (May 2016 and August 2016). Concurrently, Mr. Wu serves as the Managing Director of Shanghai Ceton Investment Management Co. Ltd. Since October 2013, he has also been the Non-Executive Director of China Pioneer Pharma, the Company’s largest stockholder (holding approximately 34.4% of NovaBay’s total common stock outstanding) and indirect owner of Pioneer Hong Kong. Previously, Mr. Wu served as Director at UBS AG, Hong Kong Branch, in 2007 and Vice President of BNP Paribas Hong Kong from 2005 to 2006. He was also the Assistant Vice President at ABN AMRO Bank (China) Co., Ltd. from 2002 to 2005. He holds an M.B.A. from Manchester Business School, University of Manchester, and an Executive M.B.A. from Cheung Kong Graduate School of Business.

TODD ZAVODNICK, M.B.A.
Independent Director Age: 46	Director since May 2016 Committees: N&CG (Chair), Audit Current Occupation: Chief Commercial Officer and President, Revance Therapeutics, Inc.
Selected Director Qualifications:
Significant strategic experience in developing and commercializing pharmaceutical products
Strong business leadership experience to assist NovaBay’s operations and drug development progress

Mr. Zavodnick currently serves as the Chief Commercial Officer and President at Revance Therapeutics, Inc. (NASDAQ: RVNC), a Silicon Valley-based biotechnology company, since September 2017, and a board member for both Allurion, a private company in the bariatric space, and the Children’s Skin Disease Foundation, a not-for-profit organization that focuses on children who suffer from skin disease and the families who care for them. Mr. Zavodnick served as the President, International at ZELTIQ from January 2016 until ZELTIQ’s sale to Allergan plc in April 2017. ZELTIQ was a medical technology company focused on developing and commercializing products utilizing its proprietary controlled-cooling technology platform. Prior to ZELTIQ, Mr. Zavodnick held several positions from 2012 to 2015 at Galderma Laboratories, L.P. (“Galderma”) with his most recent position being President and General Manager, North America. Galderma is a pharmaceutical company specializing in the research, development and marketing of dermatological treatments, becoming a wholly-owned subsidiary of Nestlé in 2014. From 1998 to 2012, Mr. Zavodnick held several positions at Alcon Laboratories (“Alcon”), eventually being elevated to President, China & Mongolia from April 2009 to April 2012. Alcon is a global medical company specializing in eye care products and the second largest division of the Novartis companies. Mr. Zavodnick has a Bachelor’s of Science degree in Pharmacy from Rutgers University, as well as an M.B.A. in International Business from the University of Texas at Dallas. In July 2015, Mr. Zavodnick was honored in the Dallas Business Journal Who’s Who in Health Care, which recognizes 30 prominent professionals who are innovating and affecting positive change in Dallas’ health care industry.

Family Relationships

There are no family relationships among any of our directors, executive officers or director nominees.

CORPORATE GOVERNANCE

Code of Ethics and Business Conduct

Our Board has adopted a Code of Ethics and Business Conduct (the “Code of Ethics”) which applies to all directors, officers (including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions) and employees. The full text of our Code of Ethics is available on the Corporate Governance section of our website at www.novabay.com. We intend to disclose future amendments to certain provisions of the Code of Ethics and Business Conduct, and any waivers of provisions of the Code of Ethics and Business Conduct required to be disclosed under the rules of the SEC, at the same location on our website.

Director Independence

Our Board has determined that each of Mr. Freiman, Ms. Maderis, Dr. Ma, and Mr. Zavodnick satisfies the requirements for “independence” as defined in the NYSE American Company Guide (the “Company Guide”). The remaining non-independent directors will not serve on any committees of the Board.

Board Committees and Meetings

Our Board has an Audit Committee, a Compensation Committee and an N&CG Committee. Each such committee has a written charter that is reviewed annually and revised as appropriate. A copy of each committee’s charter is available on the Corporate Governance section of our website at www.novabay.com.

Name	Audit Committee	Compensation Committee	N&CG Committee
Paul E. Freiman, Ph.D.*	●	C	●
Xinzhou (Paul) Li
Yanbin (Lawrence) Liu
Gail Maderis, M.B.A.O	C	●
Yonghao (Carl) Ma, Ph.D.		●	●
Mark M. Sieczkarek, M.B.A.
Mijia (Bob) Wu, M.B.A.
Todd Zavodnick	●		C
● C ° *	Member Chair Audit Committee Financial Expert Lead Independent Director

The table below shows the number of Board and Committee meetings held in 2017.

Number of Meetings Held
Board of Directors	7
Audit Committee	5
Compensation Committee	6
N&CG Committee	3

Directors are expected to attend Board meetings, our annual stockholders’ meeting and the meetings of the committees on which they serve. No director attended fewer than 75% of the aggregate of the total number of meetings of the Board and committees of the Board while he or she was serving on such committee. During all of the regularly scheduled 2017 Board meetings, the independent directors met in an executive session. Effective March 22, 2017, the Board appointed Mr. Freiman as Lead Independent Director. Prior to Mr. Freiman’s appointment, Mr. Sieczkarek chaired executive sessions of the Board unless he had to recuse himself for any reason, in which case Mr. Freiman chaired the executive sessions.

Audit Committee. Our current Audit Committee consists of Mr. Freiman, Mr. Zavodnick and Ms. Maderis, who serves as the Chairman of the Audit Committee. Our Board has determined that each member of the Audit Committee is independent, as defined in the Company Guide and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Ms. Maderis qualifies as an “audit committee financial expert” as that term is defined in the rules and regulations established by the SEC. The functions of this committee include, but are not limited to:

meeting with our management and our independent registered public accounting firm periodically to consider the adequacy and effectiveness of our disclosure controls and procedures and our internal controls;

reporting findings regularly to the Board, including any issues that arise with respect to the quality or integrity of our financial statements, our compliance with legal or regulatory requirements, and the performance and independence of our independent registered public accounting firm;

considering and pre-approving all audit and non-audit services to be rendered by our independent registered public accounting firm;

appointing, evaluating, engaging and determining the compensation of, overseeing the work of, and, when appropriate, dismissing our independent registered public accounting firm;

reviewing with management and our independent registered public accounting firm, prior to public release, our financial statements (including annual and quarterly financial statements in periodic reports to be filed with the SEC);

reviewing with our independent registered public accounting firm all of their significant findings during the year, including the status of previous audit recommendations, and any significant unadjusted audit differences;

reviewing and discussing with management and our independent registered public accounting firm the accounting policies that may be viewed as critical, and reviewing and discussing any significant changes in our accounting policies and any accounting and financial reporting proposals that may have a significant impact on our financial reports;

resolving disagreements between management and our independent registered public accounting firm regarding financial reporting;

inquiring of management, the Chief Financial Officer (“CFO”) and/or the Controller, and our independent registered public accounting firm, about significant risks or exposures and assessing the steps management has taken to minimize such risks; and

establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls and auditing matters.

Both our independent registered public accounting firm and internal financial personnel regularly meet privately with the Audit Committee and have unrestricted access to this committee.

Compensation Committee. Our current Compensation Committee consists of Mr. Freiman, Dr. Ma and Ms. Maderis. Mr. Freiman serves as Chairman of the Compensation Committee. Our Board has determined that each member of the Compensation Committee is independent, as defined in the Company Guide. The functions and scope of authority of this committee include, but are not limited to:

establishing, approving and reviewing the overall corporate policies, goals and objectives for the compensation of our CEO and other executive officers, as well as annually evaluating the performance of our CEO and other executive officers in light of the corporate goals and objectives, and determining and approving the compensation of our CEO and other executive officers;

periodically reviewing and making recommendations to the Board concerning our equity and other incentive compensation plans, including the need to amend existing plans or adopt new plans or arrangements;

assisting the Board in the administration of our stock option plans and any equity or incentive compensation plans, and making recommendations to the Board as to stock option grants and other discretionary awards under such plans as to the executive officers; and

reviewing, at least annually, our pension and retirement plans, including any supplemental executive retirement plans, and making recommendations to the Board regarding the need to amend existing plans or adopt new ones for the purpose of implementing the Compensation Committee’s strategy regarding pension and retirement benefits.

The Compensation Committee may delegate its authority to subcommittees of the Compensation Committee, as set forth in its charter, but has not done so historically.

Decisions regarding executive compensation are ultimately determined by the Board upon recommendations of the Compensation Committee, which reviews a number of factors in its decisions, including market information about the compensation of executive officers at similarly-sized biotechnology companies within our geographic region, or peer group companies, and recommendations from our CEO and CFO. The CEO and CFO attend all meetings of the Compensation Committee except when their respective compensation packages are being discussed and participate in Compensation Committee discussions setting compensation of other officers and employees. This process allows the Compensation Committee to set compensation at levels it believes are appropriate to retain and motivate our named executive officers (“NEOs”).

Future decisions regarding executive compensation will continue to be the responsibility of our Compensation Committee. In 2016 and 2017, the Compensation Committee reviewed the salaries of our NEOs to evaluate the competitiveness of our executive compensation and to determine whether the total compensation paid to each of our NEOs was reasonable in the aggregate. This review included the compensation paid to Mr. Sieczkarek in 2016 for his service as NovaBay’s CEO and Chairman of the Board as set forth in his current employment agreement, dated May 26, 2016 and effective June 1, 2016.

Outside director compensation is determined by the entire Board after review and approval by the Compensation Committee. Director compensation is discussed further under the caption “Director Compensation” below.

N&CG Committee. Our current N&CG Committee consists of Mr. Zavodnick, Dr. Ma and Mr. Freiman. Mr. Zavodnick serves as Chairman of the N&CG Committee. Our Board has determined that each member of the N&CG Committee is independent, as defined in the Company Guide. The functions of this committee include, but are not limited to:

assisting the Board in establishing the minimum qualifications for a director nominee, including the qualities and skills that Board members are expected to possess;

leading the search for and identifying qualified candidates to become members of our Board;

selecting nominees for election of directors at the next annual meeting of stockholders (or special meeting of stockholders at which directors are to be elected);

selecting candidates to fill vacancies on our Board;

reviewing and recommending to the Board a determination with respect to each director’s “independence” under the listing standards, the rules and regulations of the SEC and any other laws applicable to us;

receiving, reviewing and responding to director nominations submitted in writing by our stockholders;

reviewing and assisting the Board in developing a succession plan for the CEO, and ensuring that a qualified successor to our CEO is at all times identified;

developing, assessing annually, and making recommendations to the Board concerning appropriate corporate governance policies, including our Code of Ethics, and monitoring compliance with our Code of Ethics and other corporate governance policies; and

overseeing an annual review of the performance of the full Board and management, and overseeing the annual self-evaluation process of each Board committee.

In connection with its recommendations regarding the composition of the Board, the N&CG Committee reviews the appropriate qualities and skills required of directors in the context of the current Board composition. This includes an assessment of each candidate’s independence, personal and professional integrity, financial literacy or other professional or business experience relevant to an understanding of our business, ability to think and act independently and with sound judgment, and ability to serve our stockholders’ long-term interests. These factors, and others deemed appropriate by the N&CG Committee in contributing to our Board’s heterogeneity, are reviewed in the context of an assessment of the perceived needs of the Board at a particular point in time. As a result, the priorities and emphasis of the N&CG Committee and of the Board may change from time to time to take into account changes in business and other trends, and the portfolio of skills and experience of current and prospective directors. The N&CG Committee leads the search for and selects, or recommends that the Board select, candidates for election to the Board. Consideration of new director candidates typically involves a series of committee discussions, review of information concerning candidates and interviews with selected candidates. Candidates for nomination to our Board typically have been suggested by other members of the Board or by our executive officers or by our large stockholders or investment partners (i.e., Pioneer Hong Kong, China Pioneer Pharma and OP Financial).

From time to time, the N&CG Committee may engage the services of a third-party search firm to identify director candidates. The Board strives to achieve a membership of qualified individuals with a combination of qualities that best serves the Company’s needs. Although we do not have a formal written diversity policy, the N&CG Committee consults with the Board to determine the most appropriate mix of characteristics, skills and experiences for the Board as a whole to possess at any given time, and will consider diversity in its process to the extent it deems appropriate. For example, the N&CG Committee took into account gender diversity in its determination to recommend that Ms. Maderis be appointed to our Board in 2010, and took into account ethnic diversity in its determination to recommend that Mr. Li be appointed to our Board in 2015, that Mr. Wu, Mr. Henry Liu and Dr. Ma be appointed to our Board in 2016, and that Mr. Lawrence Liu be appointed to our Board in 2018. To identify the best candidates for the Board’s needs, the N&CG Committee considers the following as the minimum qualifications a nominee must have:

experience at a strategic or policymaking level in a business, government, non-profit or academic organization;

be highly accomplished in his or her respective field, with superior credentials and recognition;

be well regarded in the community and possess a long-term reputation for the highest ethical and moral standards;

sufficient time and availability to devote to the affairs of the Company, particularly in light of the number of boards on which the nominee may serve; and

to the extent such nominee serves or has previously served on other boards, a demonstrated history of actively contributing at board meetings.

The N&CG Committee also considers industry experience or qualifications, such as generic, brand or biotech experience, general management or financial experience, and diverse experience in business, education, government, law, technology, regulatory compliance, medicine and science. When considering candidates for election (or re-election) to the Board, the N&CG Committee considers the entirety of a candidate’s credentials and background in addition to the specific minimum qualifications outlined above. Moreover, the members of the N&CG Committee believe that each member of the Board should have the highest character and integrity, a reputation for working constructively with others, and minimal conflicts of interest that might interfere with his or her performance as a director.

The N&CG Committee will consider candidates for director recommended by our stockholders who meet the eligibility requirements for submitting stockholder proposals for inclusion in our next proxy statement, as described in the Company’s Amended and Restated Bylaws (the “Bylaws”) and provided that such recommendations are received within the timeframe required under the caption “Deadline for Receipt of Stockholder Proposals or Nominations” below. Such stockholder’s notice shall set forth: (A) as to each nominee such stockholder proposes to nominate at the meeting: (1) the name, age, business address and residence address of such nominee, (2) the principal occupation or employment of such nominee, (3) the class and number of shares of each class of capital stock of the Company which are owned of record and beneficially by such nominee, (4) the date(s) on which such shares were acquired and the investment intent of such acquisition, (5) a statement of whether such nominee, if elected, intends to tender, promptly following such person’s failure to receive the required vote for election or re-election at the next meeting at which such person would face election or re-election, his or her resignation, and (6) such other information concerning such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed pursuant to § 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named as a nominee and to serving as a director if elected); and (B) as of the date of the notice and as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (each, a “Proponent” and collectively, the “Proponents”): (1) the name and address of each Proponent, as they appear on the Company’s books; (2) the class, series and number of shares of the Company that are owned beneficially and of record by each Proponent; (3) a description of any agreement, arrangement or understanding (whether oral or in writing) with respect to such nomination or proposal between or among any Proponent and any of its affiliates or associates, and any others (including their names) acting in concert, or otherwise under the agreement, arrangement or understanding, with any of the foregoing; (4) a representation that the Proponent(s) are holders of record or beneficial owners, as the case may be, of shares of the Company entitled to vote at the meeting and intend to appear in person or by proxy duly authorized at the meeting to nominate the person(s) specified in the notice; (5) a representation as to whether the Proponent(s) intend to deliver a proxy statement and form of proxy to holders of a sufficient number of holders of the Company’s voting shares to elect such nominee or nominees; (6) to the extent known by any Proponent, the name and address of any other stockholder supporting the proposal on the date of such stockholder’s notice; and (7) a description of any agreement, arrangement, interest or understanding entered into by, or on behalf or for the benefit of, any Proponent or any of its affiliates or associates, whether record or beneficial (each, a “Derivative Transaction”) by each Proponent during the previous 12 month period, including the date of the transactions and the class, series and number of securities involved in, and the material economic terms of, such Derivative Transactions.

The N&CG Committee evaluates each candidate, including Board incumbents, based on the same criteria. After a candidate has been contacted and agrees to be considered as a nominee, the N&CG Committee will review the candidate’s resume and other credentials and evaluate the expertise and experience that the candidate would provide to the Board and the Company.

Any potential candidates for director nominee, including candidates recommended by stockholders, are reviewed in the context of the current composition of the Board, our operating requirements and the long-term interests of stockholders. In conducting this assessment, the N&CG Committee considers such factors as it deems appropriate given our current needs and those of our Board to maintain a balance of knowledge, experience and capability. The N&CG Committee reviews directors’ overall service during their term, including the number of meetings attended, level of participation and quality of performance. The N&CG Committee also determines whether the nominee would be independent, which determination is based upon the Company Guide and applicable SEC rules and regulations. The N&CG Committee then compiles a list of potential candidates from suggestions it may receive. The N&CG Committee conducts any appropriate and necessary inquiries into the background and qualifications of possible candidates as it deems appropriate, then meets to discuss and consider such candidates’ qualifications, and then selects a nominee for recommendation to the Board by majority vote.

No candidates for director nominations were submitted to the N&CG Committee by any stockholder in connection with the election of directors at the Annual Meeting. Each of the director nominees standing for election at this Annual Meeting is a current director of NovaBay.

Other Board Matters

Board’s Leadership Structure. Mr. Sieczkarek became the Company’s permanent CEO effective May 26, 2016, after having served as the Company’s interim CEO since November 18, 2015. Once Mr. Sieczkarek became a Company employee and was no longer an independent director, the Board nominated Mr. Freiman as its Lead Independent Director.

Board’s Role in Risk Oversight. One of the Board’s key functions is informed oversight of NovaBay’s risk management process. The Board does not have a formal risk management committee, but rather administers this oversight function through various standing committees of the Board that address risks inherent in their respective areas of oversight. Our Audit Committee is responsible for considering and discussing financial and enterprise risk exposures, including internal controls, and discusses with management, and the independent registered public accountants, our policies with respect to risk assessment and risk management, including risks related to fraud, liquidity, credit operations and regulatory compliance. In addition, under our whistleblower policy, employees wishing to report concerns or complaints they have related to accounting, auditing and internal controls submit such concerns in confidence, or anonymously if desired, to an outside administrator who forwards such complaints to our Audit Committee Chairman. Our Audit Committee monitors the effectiveness of the whistleblower policy. Our N&CG Committee monitors the effectiveness of our compliance and ethics policies, including whether they are successful in preventing illegal or improper liability-creating conduct, and our compliance with legal and regulatory requirements, as well as ensures that a qualified successor to the Company’s CEO is at all times identified. Our Compensation Committee monitors NovaBay’s compensation policies to ensure that the compensation packages offered to our executive officers do not present such individuals with the potential to engage in excessive or inappropriate risk-taking activities.

Management is responsible for the day-to-day management of the risks that we face, while our Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board is responsible for satisfying itself that our risk management processes are adequate and functioning as designed. Our Board’s involvement in risk oversight includes receiving regular reports from members of management and evaluating areas of material risk, including operational, financial, legal, regulatory, strategic and reputational risks. As a smaller reporting company with a reasonably-sized Board, we believe it is appropriate to have the involvement and input of all of our directors in risk oversight matters.

Annual Meeting Attendance. We do not have a formal policy regarding attendance by members of our Board at the annual meetings of stockholders; however, directors are encouraged to attend all such meetings. In 2017, all eight (8) directors attended the 2017 Annual Meeting of Stockholders.

Stockholder Communications to the Board

Our Board has implemented a process by which stockholders may send written communications directly to the attention of the Board, any committee of the Board or any individual Board member, care of our Corporate Secretary, Mr. Justin Hall, Esq., at 2000 Powell Street, Suite 1150, Emeryville, California 94608. The name of any specific intended Board recipient should be noted in the communication. Our Corporate Secretary will be responsible for collecting, organizing and monitoring communications from stockholders and, where appropriate depending on the facts and circumstances outlined in the communication, providing copies of such communications to the intended recipients. Communications will be forwarded to directors if they relate to appropriate and important substantive corporate or Board matters. Communications that are primarily commercial in nature or related to an improper or irrelevant topic will not be forwarded to the Board.

PROPOSAL TWO: APPROVAL OF A DECREASE IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AND TO DELETE CERTAIN PROVISIONS RELATING TO THE ALREADY EFFECTIVE REVERSE STOCK SPLIT

Our Board is requesting stockholder approval of an amendment to our Certificate of Incorporation to decrease the number of authorized shares of our common stock from 240,000,000 shares to 50,000,000 shares and to delete such provisions relating to the already effective reverse stock split. In March 2018, the Board adopted resolutions declaring the foregoing amendment advisable and directing that the amendment be submitted to a vote of the stockholders at the Annual Meeting.

Our Certificate of Incorporation currently authorizes the issuance of up to 245,000,000 shares of capital stock, consisting of 240,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share. A decrease in the number of authorized shares of our common stock to 50,000,000 shares will decrease our total authorized capitalization to 55,000,000 shares of capital stock, which includes our authorized 5,000,000 shares of preferred stock.

Of the 240,000,000 shares of our common stock currently authorized, as of the close of business on April 16, 2018, there were [17,089,304] shares of common stock outstanding. In addition to the shares of common stock outstanding on April 16, 2018, an aggregate of 2,764,943 shares were reserved for issuance under our equity compensation plans. In addition, we have reserved for future issuance 2,131,070 shares of common stock for outstanding options and warrants, which leaves [218,014,683] authorized shares of common stock that remain available for issuance by us.

The Board has approved the proposed decrease in authorized common stock for the primary purpose of reducing tax liability in the State of Delaware. As a Delaware corporation, we are required to pay Delaware franchise tax. Delaware franchise tax is calculated based upon several variables, including a company’s number of total outstanding shares as compared to the company’s number of authorized shares of capital stock. The greater the difference between the number of shares outstanding and the number of shares authorized, the greater the tax liability. Primarily due to the reverse stock split on December 18, 2015, the currently authorized 240,000,000 shares of common stock greatly exceeds the [17,089,304] outstanding as of April 16, 2018. In order to reduce our Delaware franchise tax liability, our Board has determined that it is in our best interest and that of our stockholders to amend our Certificate of Incorporation to decrease the number of authorized shares of our common stock from 240,000,000 shares to 50,000,000 shares. Subject to changes in the franchise tax rates by Delaware, we believe this proposed amendment of our amended and restated certificate of incorporation will result in annual Delaware franchise tax savings in the future.

Our Board believes that it is prudent to decrease the authorized number of shares of our common stock from 240,000,000 shares to 50,000,000 shares in order to reduce our Delaware tax liability while maintaining an adequate reserve of authorized but unissued shares to save time and money in responding to future events requiring the issuance of additional shares of our common stock, such as private placements or equity offerings. The proposed share decrease will not change the number of shares of common stock outstanding, nor will it have any immediate effect or change to the rights of current holders of the Company’s common stock or their percentage voting or ownership interest of the Company. The share decrease will not change the par value of the common stock or the number of shares of preferred stock that the Company is authorized to issue.

Under Delaware’s General Corporation Law Section 242, a corporation can delete such provisions of the Certificate of Amendment that were necessary to effect a reverse stock split if such change has already become effective. The reverse stock split was effective as of December 18, 2015, and therefore the provisions related to this transaction in the Certificate of Incorporation are no longer necessary.

If our stockholders approve this Proposal Two, we expect to file a Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware, substantially in the form as attached in Exhibit A hereto, as soon as practicable following stockholder approval effecting the amendment. Upon filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, Article IV.A. and IV.C. of our Certificate of Incorporation will be amended to read in its entirety as follows:

“A. This Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is Fifty-Five Million (55,000,000) shares. Fifty Million (50,000,000) shares shall be Common Stock, each having a par value of one cent ($0.01) per share. Five Million (5,000,000) shares shall be Preferred Stock, each having a par value of one cent ($0.01) per share.”

“C. Each outstanding share of Common Stock shall entitle the holder thereof to one vote on each matter properly submitted to the stockholders of the Corporation for their vote; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon by law or pursuant to this Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock).”

If our stockholders approve the proposed amendment to our Certificate of Incorporation, it will become effective upon filing with the Secretary of State of the State of Delaware, which we anticipate doing as soon as practicable following stockholder approval. However, even if our stockholders approve the proposed amendment, our Board retains discretion under Delaware law not to implement the proposed amendment. If our Board were to exercise such discretion, the number of authorized shares would remain at the current level.

Recommendation of Our Board

Our Board recommends unanimously that you vote “FOR” the approval of the amendment to our Amended and Restated Certificate of Incorporation.

PROPOSAL THREE: ADVISORY, NON-BINDING VOTE TO RATIFY THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board has selected OUM as our independent registered public accounting firm for the fiscal year ending December 31, 2018. We are asking the stockholders to ratify the selection by the Audit Committee of OUM as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2018, and to perform other appropriate services. Stockholder ratification of the selection of OUM as our independent registered public accounting firm is not required by the Bylaws or otherwise. In the event that the stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee, in its sole discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee feels that such a change would be in the Company’s best interests and our stockholders’ best interests.

A representative of OUM is expected to be present at the Annual Meeting, will have the opportunity to make a brief presentation to the stockholders if he or she so desires and is expected to be available to respond to appropriate questions from stockholders.

Fees Paid to Independent Registered Public Accounting Firm

The following table sets forth the fees billed to us for the fiscal years ended December 31, 2017 and 2016, by OUM, our independent registered public accounting firm, for such years:

	2017	2016
Audit Fees	$222,721	$219,635
Audit-Related Fees	$—	$—
Tax Fees	$—	$—
All Other Fees	$38,322	$20,572
Total Fees	$261,043	$240,207

Audit Fees. Audit fees consisted of fees billed by OUM for professional services rendered in connection with the audit and quarterly reviews of our consolidated financial statements and other engagements, such as consents, and review of documents filed with the SEC.

Audit-Related Fees. Audit-related fees comprise fees for professional services rendered by OUM that are reasonably related to the performance of the audit or review of our consolidated financial statements and internal controls over financial reporting that are not reported in “Audit Fees.” There were no such services rendered by OUM in 2017 and 2016 that meet the above category description.

Tax Fees. These are fees for professional services rendered by OUM with respect to tax compliance, tax advice and tax planning. There were no such services rendered by OUM in 2017 and 2016 that meet the above category description.

All Other Fees. All other fees consisted of fees associated with the review of registration statements on Form S-3 and Form S-8, comfort letters and consents performed by OUM.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

All engagements for services by OUM or other independent registered public accounting firms are subject to prior approval by the Audit Committee; however, de minimis non-audit services instead may be approved in accordance with applicable SEC rules. The Audit Committee approved all services provided by OUM for the fiscal years ended December 31, 2016 and December 31, 2017.

Recommendation of Our Board

Our Board recommends unanimously that you vote “FOR” the ratification of the selection of OUM & Co. LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee with respect to the audited consolidated financial statements of NovaBay Pharmaceuticals, Inc. for the fiscal year ended December 31, 2017, included in the Annual Report on Form 10-K for that year.

The Audit Committee has reviewed and discussed the audited financial statements of NovaBay for the fiscal year ended December 31, 2017 with NovaBay’s management. The Audit Committee has discussed with NovaBay’s independent registered public accounting firm, OUM, the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”).

The Audit Committee has received the written disclosures and the letter from OUM required by applicable requirements of the PCAOB regarding OUM’s communications with the Audit Committee concerning independence, and has discussed with OUM the independence of OUM.

Based on the review and discussions referred to above in this report, the Audit Committee recommended to NovaBay’s Board that the audited financial statements be included in NovaBay’s Annual Report, for filing with the SEC.

Submitted by the Audit Committee of the Board of Directors:

Gail Maderis, Chairman Paul E. Freiman Todd Zavodnick

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Officers

The table below sets forth certain information regarding our executive officers as of April 16, 2018.

Name	Age	Current Position(s)
Mark M. Sieczkarek, M.B.A.	63	CEO and Chairman of the Board
John J. McGovern, CPA	61	CFO and Treasurer
Lewis Stuart	58	Chief Commercial Officer
Justin M. Hall, Esq.	40	Senior Vice President, General Counsel and Corporate Secretary

The following is certain biographical information regarding our executive officers. The biography of Mr. Sieczkarek appears earlier in this Proxy Statement in “Directors and Nominees” in Proposal One above.

John J. McGovern, CPA (“Mr. McGovern”) has served as our CFO and Treasurer since July 2017. Prior to joining the Company, Mr. McGovern served as Chief Operating Officer and Chief Financial Officer of Attainia, Inc., a healthcare capital equipment management software company, from 2013 until 2017, during which time he oversaw Attainia’s recapitalization and led Attainia to sustained profitability and its ultimate sale to a private equity firm. From 2003 until 2013, Mr. McGovern served as managing partner of Northshore Management Partners, a consulting group focused on accounting systems and reporting, financial capitalization and structuring, and operational enhancements. Mr. McGovern has also served in the role of Chief Financial Officer for other companies over the years, including Integrated Biosystems, Inc. (2000-2005), a manufacturer of cryo-vessels to the bio-technology industry, Info USA, Inc. (1999-2000), which provides marketing solutions to help businesses to acquire, manage, and maintain customers, and Oliver-Allen Corp. (1990-1996), a computer leasing, distribution, and software company. Mr. McGovern received a B.S. degree in Accounting from Chico State University and is a Certified Public Accountant.

Lewis Stuart (“Mr. Stuart”) has served as our Chief Commercial Officer since December 2017. Prior to joining the Company, Mr. Stuart served as Vice President, US Oncology, of Genomic Health, Inc., a biotechnological company providing genomic-based diagnostic tests that help optimize cancer care, since 2013, during which time he led a team of over 160 members in marketing, sales, medical affairs, and field operations for Genomic Health’s oncology franchise. From 2010 until 2013, Mr. Stuart served as President and General Manager of Genetic Technologies, Inc., a DNA forensic science company, during which time he established a new US-based molecular diagnostics division, Phenogen Sciences, Inc., for this Australia-based company. Mr. Stuart has also served as Senior Vice President, Commercial, of CV Therapeutics after serving as its Vice President of Sales and Managed Markets (2003-2009), as well as served as Vice President of Marketing for Insmed, Inc. (2002-2003) and Agouron Pharmaceuticals, Inc. (1996-2002). Mr. Stuart received a B.A. degree in Communications and Marketing Management from Virginia Polytechnic & State University, and he is a candidate for an Executive M.B.A. from Northeastern University.

Justin M. Hall, Esq. (“Mr. Hall”) has served as our Senior Vice President and General Counsel (“GC”) since December 2015 and as our Corporate Secretary since July 2017. Prior to this, he served as our lead in-house counsel beginning in February 2013. Prior to joining NovaBay, Mr. Hall worked as Corporate Counsel at Accuray Incorporated, a radiation oncology company, which he joined in October 2006, where he reported directly to the GC and provided substantive legal advice on a broad range of complex legal matters with a focus on employment, corporate compliance, and corporate governance. Mr. Hall also worked as an investment advisor and attorney for the 401(k) Resource Center, which he founded in January 2009, which helped plan sponsors manage their retirement plans by providing legal advice. Mr. Hall’s prior experience also includes serving as an investment advisor at Sagemark Consulting from 2000 to 2006, and a stock broker at First Security Van Kasper from 1998 to 2001. Mr. Hall received a B.A. in Business Administration and Management from the University of California, San Diego, and a J.D. from the University of San Diego, School of Law.

2017 Business Highlights

Full year sales of $18.2 million, at the high end of the Company’s guidance range.

Record Avenova sales of $4.9 million, an increase of 25% year-over-year.

Prescription sales into the retail pharmacy channel of $4.4 million, up 45% year-over-year.

Prescription sales represented 90% of the Avenova sales.

Gross margin on Avenova sales was 92%.

Summary Compensation Table

The following table shows information regarding the compensation earned during the fiscal years ended December 31, 2017 and December 31, 2016 by (1) our CEO and Chairman of the Board, (2) our CFO and Treasurer, (3) our Chief Commercial Officer, (4) our Senior Vice President and GC, and (5) our former CFO and Treasurer. Although Mr. Paulson was employed until December 31, 2017, he only served as our CFO and Treasurer until July 16, 2017, at which point Mr. McGovern became our CFO and Treasurer. Each individual served as an executive officer of the Company in 2017 and 2016, with the exception of Mr. McGovern and Mr. Stuart who served as executive officers in 2017 only. The officers listed below are collectively referred to as the “NEOs” in this Proxy Statement.

Name and Principal Position	Fiscal Year	Salary		Bonus	Stock Awards	Option Awards(1)	All Other Compensation(2)		Total
Mark Sieczkarek,	2017	$440,000	(3)	$33,000	−	$1,113,105		$14,377	$1,600,482
Chairman of the Board and CEO	2016	$300,000	(4)	$240,000	$126,188(5)	$1,424,410		$13,500	$2,104,098
John J. McGovern, CPA,	2017	$136,427	(6)	$23,660	−	$293,445		$487	$454,019
CFO and Treasurer	2016	−		−	−	−		−	−
Lewis Stuart,	2017	$25,000	(7)	−	$34,200	$264,384	$	−	$323,584
Chief Commercial Officer	2016	−		−	−	−		−	−
Justin M. Hall, Esq.	2017	$228,000		$39,330	−	$396,592		$899	$664,821
Senior Vice President, GC and Corporate Secretary	2016	$190,000		$62,700	$10,750	$271,632		$801	$535,883
Thomas J. Paulson, M.B.A.,	2017	$298,700	(8)	$25,000	−	$321,711		$660	$646,071
Former CFO, Treasurer and Corporate Secretary	2016	$290,000		$95,700	−	$332,098		$1,060	$718,858

______________

(1)

These amounts represent the aggregate grant date fair value of the equity awards granted to our NEOs during the fiscal year. The aggregate grant date fair value is computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. See Note 12 to our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which are incorporated by reference, regarding assumptions underlying the valuation of our equity awards. These amounts do not correspond to the actual value that may be recognized by our NEOs. Further, the Company’s Board of Directors determined that only 15% achievement of the Company’s stated 2017 corporate goals were accomplished, which impacted the vesting amounts of some of these awards as described under “Stock Option Awards” below.

(2)	These amounts include individual life insurance premiums paid for by the Company. In the case of Mr. Sieczkarek, the amount includes a $13,500 annual car allowance.

(3)	Mr. Sieczkarek entered into a new employment agreement most recently on June 2, 2017.

(4)

Although Mr. Sieczkarek was appointed by the Board as Interim President and CEO of the Company effective November 18, 2015, the Company and Mr. Sieczkarek did not enter into an employment agreement, setting forth his salary compensation, until December 29, 2015. As part of his 2015 employment agreement, Mr. Sieczkarek agreed that the Compensation Committee shall have the sole discretion to pay 100% of his salary in the form of equity compensation in order to further the Company’s effort to conserve cash. Mr. Sieczkarek subsequently entered into an employment agreement, effective June 1, 2016, providing for an annual base salary of $400,000. The $300,000 represents the amount that has been prorated for service to the Company from the period of April 1, 2016 through December 31, 2016.

(5)

Prior to April 1, 2016, Mr. Sieczkarek received 100% of his salary in the form of restricted stock units, all of which were granted March 9, 2016. The $126,188 represents the grant date fair value of the restricted stock units granted, as computed in accordance with FASB ASC Topic 718. The fair value of each of these restricted stock units is based on the closing share price of our common stock on the grant date. All these restricted stock units vested on March 31, 2016.

(6)

Mr. McGovern entered into an employment agreement with the Company, effective July 16, 2017, pursuant to which he will receive an annual base salary of $298,000. Mr. McGovern’s compensation is from July 16, 2017 (his date of hire) through December 31, 2017.

(7)

Mr. Stuart entered into an employment agreement with the Company, effective December 1, 2017, pursuant to which he will receive an annual base salary of $300,000. Mr. Stuart’s compensation is from December 1, 2017 (his date of hire) through December 31, 2017.

(8)

Mr. Paulson retired as Chief Financial Officer, Treasurer and Corporate Secretary of the Company effective July 16, 2017. Effective July 16, 2017, Mr. McGovern became our Chief Financial Officer and Treasurer, and Mr. Hall became our Corporate Secretary. Mr. Paulson remained employed by the Company under his employment agreement until December 31, 2017 to assist in Mr. McGovern’s transition to CFO.

The Company’s Compensation Committee retained Radford Global Technology, a business unit of Aon Hewitt, to conduct a survey (the “Radford Survey”) of the Company’s executive compensation program and make any appropriate policy changes for 2017. The Radford Survey benchmarks the Company’s compensation practices as compared to the Company’s peer group. The Company’s peer group was approved by the Compensation Committee in December 2016 and is comprised of the following 20 similar pharmaceutical companies with a therapeutic focus in the marketing stage:

AcelRx Pharmaceuticals Alimera Sciences Anthera Pharmaceuticals Aradigm BioDelivery Sciences International CareDx Corium International	Cumberland Pharmaceuticals Cytori Therapeutics Derma Sciences DURECT Imprimis Pharmaceuticals Juniper Pharmaceuticals Neos Therapeutics	Ocular Therapeutix Orexigen Therapeutics Repros Therapeutics Sonoma Pharmaceuticals Vericel VIVUS

The Radford Survey found that while the Company is positioned at the 25th percentile of the peer group on a revenue basis, the Company’s cash compensation levels for each executive in the executive team (Messrs. Sieczkarek, Paulson, and Hall) fell below the market 25th percentile, and in particular, noted that the Company’s Senior Vice President, General Counsel fell well below the market 25th percentile on base salary. The Radford Survey also found that, while the Company’s equity compensation to its executive team fell within or near the market 75th percentile and the Company’s executive’s aggregate ownership levels were positioned between the peer 50th and 75th percentiles, the unvested/unearned equity values at the then current 30-day average stock price of $3.59/share for the Company’s executive team may create retention risk. As a result of the Radford Survey, the Compensation Committee recommended a salary increase for Messrs. Sieczkarek, Paulson, and Hall of 10%, 3%, and 20%, respectively, at the Board’s January 23, 2017 meeting.

Stock Option Awards

In connection with Mr. McGovern joining the Company on July 16, 2017, he received an initial stock option award of 100,000 shares of the Company’s common stock.

In connection with Mr. Sieczkarek entering into a new employment agreement with the Company, effective June 1, 2017, he received a stock option award of 250,000 shares of the Company’s common stock. One-fourth (1/4) of such 250,000 shares subject to this option vested on January 31, 2018, in direct proportion to the percentage achievement of the Company’s 2017 corporate goals. As the Board determined that only 15% achievement of the stated 2017 corporate goals was accomplished, only 9,375 shares of the available 62,500 shares vested.

Under Mr. Sieczkarek’s prior employment agreement, effective June l, 2016, he received an initial stock option award of 675,000 shares of the Company’s common stock, one-third (1/3) of which vested on January 31, 2017 in proportion to the percentage achievement of the Company’s stated 2016 corporate goals, with the remaining two-thirds (2/3) of such shares vesting in equal parts on January 31, 2018 and 2019, also subject to the successful completion of certain performance criteria of the prior year. Mr. Sieczkarek also received a stock option award of 238,609 shares of the Company’s common stock granted in January 2017, equal to six percent (6%) of the aggregate number of shares issued pursuant to the Company’s warrants exercised during the 2016 calendar year. The first tranche of the June 1, 2016 stock option award vested on January 31, 2017 in direct proportion to the percentage achievement of the Company’s stated 2016 corporate goals, which the Board determined to be 100%. The second tranche of the June 1, 2016 stock option award vested on January 31, 2018 in direct proportion to the percentage achievement of the Company’s stated 2017 corporate goals, which the Board determined to be 15%. See the section entitled “Employment Related Agreements and Potential Payments Upon Termination or Change in Control – Mark Sieczkarek, John McGovern, Lewis Stuart, Justin Hall and Thomas Paulson” for more information regarding these stock option awards.

In January 2017, Messrs. Paulson and Hall were awarded 116,000 and 143,000 stock options, respectively, under our 2007 Omnibus Incentive Plan (the “2007 Plan”) at an exercise price per share equal to the closing sales price of our common stock on the NYSE American on the date of grant. Mr. Paulson’s options fully vested on December 31, 2017, pursuant to his severance agreement. Only 15% of Mr. Hall’s options (or 21,450 shares) vested on January 31, 2018, in direct proportion to the 15% achievement of the stated 2017 corporate goals, as approved and determined by the Board.

In June 2016, Messrs. Paulson and Hall were awarded 160,000 and 130,000 stock options, respectively, under our 2007 Plan at an exercise price per share equal to the closing sales price of our common stock on the NYSE American on the date of grant. The options vested on January 31, 2017, in direct proportion to the percentage achievement of the stated 2016 corporate goals, as approved and determined by the Board, which was 100%.

2017 Performance Incentives

The Company’s 2017 performance incentive program largely mirrored the 2016 performance incentive program, as outlined below. The Board, upon the recommendation of the Compensation Committee, established the bonus payments for the 2017 fiscal year to be paid to the NEOs. The final amount and timing of award payments were at the discretion of the Compensation Committee, and the Compensation Committee could modify the amount of the bonus pool at its discretion, or defer or cancel awards at its discretion. The pre-established target bonuses were 50% of base salary for Mr. Sieczkarek and 30% of base salary for each of Messrs. McGovern (prorated for his joining the Company mid-year) and Hall. Mr. Stuart did not participate in the 2017 performance incentive program as he was hired in December 2017. To establish the bonus payments for 2017 performance, the Compensation Committee applied the criteria previously established by it for the Company’s bonus structure, and determined that a corporate goal achievement of 15% should be applied to the pre-established target bonuses for the executive officers.

Such corporate goal achievement is utilized by the Company both to determine vesting of performance awards (as outlined under “Stock Option Awards” above), as well as bonus calculations. As CEO, Mr. Sieczkarek’s bonus opportunity is weighted 100% based upon the Company’s corporate goal achievement. Accordingly, Mr. Sieczkarek’s 2017 bonus was 15% of the available target bonus. For Messrs. McGovern, Paulson, and Hall, their bonus opportunity is weighted 50% based upon the Company’s corporate goal achievement and 50% based upon their individual goal achievement. The Board determined that both Messrs. McGovern and Hall accomplished 100% of their individual goal achievement for 2017. Accordingly, Messrs. McGovern and Hall’s 2017 bonus was 57.5% of their available target bonuses, with Mr. McGovern’s pro rated to reflect his joining the Company on July 16, 2017. Mr. Paulson was paid a flat $25,000 for his contributions towards the Company’s corporate goal achievement.

2016 Performance Incentives

The Board, upon the recommendation of the Compensation Committee, established the bonus payments for the 2016 fiscal year to be paid to the NEOs. The final amount and timing of award payments were at the discretion of the Compensation Committee, and the Compensation Committee could modify the amount of the bonus pool at its discretion, or defer or cancel awards at its discretion. The pre-established target bonuses were 50% of base salary for Mr. Sieczkarek, and 30% of base salary for each of Mr. Paulson and Mr. Hall. To establish the bonus payments for 2016 performance, the Compensation Committee applied the criteria previously established by the Compensation Committee for the Company’s bonus structure, and determined that a corporate goal achievement of 100% should be applied to the pre-established target bonuses for the executive officers.

Recent Federal Income Tax Law Changes

Federal income tax law prohibits publicly held companies, such as the Company, from deducting certain compensation paid to an NEO that exceeds $1 million during the tax year. Prior to the adoption of the Tax Cuts and Jobs Act of 2017 (“Tax Act”), to the extent that compensation is based upon the attainment of performance goals set by the Compensation Committee pursuant to plans approved by the stockholders, the compensation was not included in the $1 million limit. The Tax Act repealed this exemption, and now compensation paid to NEOs in excess of $1 million in 2018 and later tax years will no longer be deductible, even if performance-based. The Compensation Committee intends to continue to use performance metrics in compensation when it is in the best interests of the Company and its stockholders.

Outstanding Equity Awards at Fiscal Year End

The following table presents the outstanding equity awards held by each of the NEOs as of December 31, 2017. Stock options were granted pursuant to our 2002 Stock Option Plan (“2002 Plan”) and 2005 Stock Option Plan (“2005 Plan”) prior to our initial public offering in October 2007, pursuant to our 2007 Plan thereafter until its expiration in March 2017, and all awards since then have been pursuant to our 2017 Omnibus Incentive Plan (“2017 Plan”). All options granted under our 2002 Plan and 2005 Plan were immediately exercisable and subject to a right of repurchase for any shares exercised prior to vesting. The options granted under our 2007 Plan and 2017 Plan are not exercisable until they have vested.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)		Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares or Units that have not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Units that have not Vested
Mark M. Sieczkarek, M.B.A.	–		250,000(2)	$2.35	06/02/2027	–		–
	238,609	(3)	–	$3.60	01/25/2027
	225,000	(4)	450,000(4)	$2.78	06/06/2026
	16,032		–	$2.02	01/04/2026
	966		–	$19.75	06/12/2025
	3,707		–	$16.00	01/02/2025
	1,343		–	$28.50	01/30/2024
	1,125		75	$31.25	01/09/2024

John J. McGovern, CPA	–		100,000	$3.80	07/17/2027	–		–

Lewis Stuart	–		100,000	$3.42	12/14/2027	10,000	(5)	38,500	(6)

Justin M. Hall, Esq.	–		143,000(7)	$2.78	01/25/2027	–		–
	110,000	(8)	–	$2.78	06/06/2026
	1,000		1,000	$6.75	10/05/2025
	975		225	$18.75	09/26/2024
	760		–	$42.75	09/26/2023
	1,200		–	$30.50	02/01/2023

Thomas J. Paulson, M.B.A. (9)	116,000		–	$3.60	01/25/2027	–		–
	160,000	(8)	–	$2.78	06/06/2026
	6,000		–	$6.75	10/05/2025
	2,400		–	$18.75	09/26/2024
	395		–	$25.00	04/15/2024
	4,400		–	$42.75	09/26/2023
	1,000		–	$28.25	01/10/2023
	1,000		–	$30.50	09/26/2022
	2,189		–	$36.00	02/17/2022
	2,240		–	$27.25	10/27/2021
	2,800		–	$47.00	11/15/2020
	1,524		–	$43.75	10/06/2019
	1,064		–	$39.00	01/28/2019
	1,776		–	$48.75	09/05/2018
	8,000		–	$95.00	01/14/2018

__________________

(1)

Unless otherwise noted, each option vests as to 25% of the shares underlying the option on the first anniversary of the grant date, with the remainder vesting in 12 equal installments thereafter at the end of each calendar quarter. Options have a term of ten (10) years from the date of grant.

(2)

One-fourth (1/4) of the shares subject to this option were to vest on January 31, 2018, in direct proportion to the percentage achievement of the stated 2017 corporate goals, as approved and determined by the Board. Such determination resulted in a 15% payout or 9,375 shares vesting. The remaining three-fourths (3/4) of the shares subject to this option shall vest in equal parts on January 31, 2019, 2020 and 2021, in direct proportion to the percentage achievement of the stated corporate goals for the previous fiscal year of such date. Mr. Sieczkarek must continue to be an employee (or otherwise providing services to the Company) through the relevant vesting dates.

(3)

This option award grant was issued to Mr. Sieczkarek pursuant to his 2016 employment agreement. The options vested and became exercisable on January 31, 2017, in direct proportion to the percentage achievement of the stated 2016 corporate goals, as approved and determined by the Board, which was 100%.

(4)	This option award grant was issued to Mr. Sieczkarek pursuant to his 2016 employment agreement. One-third (1/3) of the shares subject to this option vested on January 31, 2017, in direct proportion to the percentage achievement of the stated 2016 corporate goals, as approved and determined by the Board. Only 33,750 shares of the second tranche vested on January 31, 2018 because the Board determined that only 15% of the stated 2017 corporate goals had been met. The third tranche shall vest on January 31, 2019, subject to the successful completion of the 2018 corporate goals, to be determined by the Board. Should the performance criteria be met, the option will be fully vested and exercisable on January 31, 2019, subject to Mr. Sieczkarek continuing to be employed by the Company through the relevant vesting dates.

(5)

Mr. Lewis was granted restricted stock units pursuant to the 2017 Plan on December 14, 2017 that will vest if his performance criteria is met and certified by the Compensation Committee before August 1, 2018.

(6)	Represents the value of the unvested restricted stock units based on the Company’s closing stock price on December 29, 2017 of $3.85.

(7)

The options were to vest on January 31, 2018, in direct proportion to the percentage achievement of the stated 2017 corporate goals, as approved and determined by the Board. Such determination resulted in a 15% payout or 21,450 shares vesting.

(8)

The options vested and became exercisable on January 31, 2017, in direct proportion to the percentage achievement of the stated 2016 corporate goals, as approved and determined by the Board, which was 100%.

(9)	All of Mr. Paulson’s equity awards fully vested December 31, 2017, pursuant to his severance agreement.

Employment-Related Agreements and Potential Payments upon Termination or Change in Control – Mark Sieczkarek, John McGovern, Lewis Stuart, Justin Hall and Thomas Paulson

On June 2, 2017 and December 19, 2017, NovaBay executed new employment agreements with Mr. Sieczkarek and Mr. Hall, respectively. As of January 1, 2016, the Company entered into an employment agreement with Mr. Paulson. On July 6, 2017, Mr. Paulson notified the Board that he was retiring from his position effective July 16, 2017, but he remained with the Company on a transition basis until December 31, 2017, pursuant to the terms of his employment agreement. Consequently, NovaBay executed an employment agreement with Mr. McGovern on July 16, 2017. On November 21, 2017, NovaBay and Mr. Stuart entered into an employment agreement, effective December 1, 2017. The principal terms of those employment agreements are summarized below.

The Board will award any annual equity performance bonuses pursuant to such employment agreements under the 2017 Plan.

Mark Sieczkarek

Mr. Sieczkarek was appointed by the Board as Interim CEO of the Company effective November 18, 2015, and the Company entered into a formal employment agreement with Mr. Sieczkarek approximately one (1) month later, on December 29, 2015, regarding this interim appointment. Mr. Sieczkarek was subsequently appointed by the Board as the Company’s permanent CEO, on May 26, 2016, Mr. Sieczkarek entered into a new employment agreement with the Company, effective June 1, 2016 that expired upon its one-year anniversary and was replaced with a new employment agreement as of June 2, 2017.

Mr. Sieczkarek’s current employment agreement provides for at-will employment and a term commencing on June 1, 2017 and continuing for one (1) year unless earlier terminated. The employment agreement includes an annual base salary of $440,000 and a stock option award of two hundred fifty thousand (250,000) shares of the Company’s common stock (the “Option”). The Option shall be awarded at such time as the pool of stock options available pursuant to the 2017 Plan is sufficient to support such Option grant. One-fourth (1/4) of the shares subject to the Option were to vest on January 31, 2018, in direct proportion to the percentage achievement of the stated 2017 corporate goals, as approved and determined by the Board. Such determination resulted in a 15% payout, or 9,375 shares vesting. The remaining three-fourths (3/4) of the shares subject to the Option shall vest in equal parts on January 31, 2019, January 31, 2020 and January 31, 2021, in direct proportion to the percentage achievement of the stated corporate goals for the previous fiscal year of such date. The Option will be fully vested and exercisable on January 31, 2021, subject to Mr. Sieczkarek continuing to be an employee (or otherwise providing services to the Company) through the relevant vesting dates.

In addition, Mr. Sieczkarek will have the opportunity to earn an annual performance bonus in an amount up to 50% of his base salary; the final amount of the annual bonus will be determined by the Board or the Compensation Committee in consultation with Mr. Sieczkarek, based upon mutually agreed, written performance objectives. The Compensation Committee has the sole discretion to pay any portion of, or the entire, annual performance bonus in the form of equity compensation. Any such equity compensation shall be issued from the 2017 Plan and shall be fully vested upon payment or issuance, as the case may be.

Mr. Sieczkarek also has the opportunity to earn a performance bonus (the “Long-Term Bonus”). The final amount of the Long-Term Bonus will be determined by the Compensation Committee in consultation with Mr. Sieczkarek, based upon mutually agreed, written performance objectives. The Compensation Committee has the sole discretion to pay a portion or the entire Long-Term Bonus in the form of equity compensation. Any such equity compensation shall be issued from the 2017 Plan and shall be fully vested upon payment or issuance as the case may be.

In the event the Company terminates Mr. Sieczkarek for cause (as defined in the employment agreement) or Mr. Sieczkarek resigns (except in connection with a constructive termination (as defined in the employment agreement)), he shall be entitled to any earned but unpaid wages or other compensation (including reimbursements of his outstanding expenses and unused vacation) earned through the termination date.

In the event the Company terminates Mr. Sieczkarek without cause (including death, long-term disability or for constructive termination; each as defined in the employment agreement), he will be entitled to (i) an amount equal to 18 months of his then-current base salary, plus (ii) an amount equal to the cash portion of his target annual bonus for the fiscal year in which termination occurs (with it deemed that all performance goals have been met at 100% of budget or plan). This severance payment will be made in one lump sum 30 days following Mr. Sieczkarek’s termination. The Company also will reimburse Mr. Sieczkarek’s COBRA premiums for a period of 18 months following his termination (subject to earlier termination if he is not, or ceases to be, eligible for COBRA). Finally, at the time of his termination, all equity awards that would have vested in connection with Mr. Sieczkarek’s continued service to the Company over the next 18 months will automatically vest.

In the event the Company terminates Mr. Sieczkarek in connection with a change of control (as defined in the employment agreement), then subject to his execution, delivery and non-revocation of a release of claims, he will be entitled to (i) an amount equal to twice his base salary, plus (ii) an amount equal to one and one-half times his target annual bonus for the fiscal year in which termination occurs. The Company also will reimburse Mr. Sieczkarek’s COBRA premiums for a period of 18 months following his termination.

John McGovern

On July 16, 2017, the Company and Mr. McGovern executed an employment agreement in connection with his appointment as the Company’s CFO and Treasurer effective July 17, 2017.

Mr. McGovern’s employment agreement provides for at-will employment and a term commencing on July 17, 2017 and continuing until July 15, 2019 unless earlier terminated. The employment agreement includes an annual base salary of $298,000.

In addition, Mr. McGovern will have the opportunity to earn an annual performance bonus in an amount up to thirty percent (30%) of his base salary. The bonus amount will be determined by the Board, in its sole discretion, based upon the following factors: (i) the fulfillment, during the relevant year, of specific milestones and tasks delegated, for such year, to Mr. McGovern as set by Mr. McGovern and the Company’s President/CEO and/or the Board, before the end of the first calendar quarter; (ii) the evaluation of Mr. McGovern by the Company’s President/CEO and/or the Board; (iii) the Company’s financial, product and expected progress; and (iv) other pertinent matters relating to the Company’s business and valuation. Any bonus will be payable within two and a half (2 1/2) months following the end of the year for which the bonus was earned. The Compensation Committee will have the sole discretion to pay a portion or the entire annual bonus in the form of equity compensation. Any such equity compensation will be issued from the 2017 Plan and shall be fully vested upon payment.

In the event the Company terminates Mr. McGovern for cause (as defined in the employment agreement), he shall be entitled to any earned but unpaid wages or other compensation (including reimbursements of his outstanding expenses and unused vacation) earned through the termination date.

In the event the Company terminates Mr. McGovern without cause (including death, disability, or for constructive termination; each as defined in the employment agreement), provided such termination constitutes a “separation from service” as such term is defined in Section 409A of the Code and, subject to his execution of a release of claims in favor of the Company, he shall be entitled to an amount equal to Mr. McGovern’s annualized base salary in effect on the date of separation from service (the “CFO Severance Amount”). The CFO Severance Amount will be paid in twelve (12) equal consecutive monthly installments at the monthly base salary in effect at the time of Mr. McGovern’s termination. In addition to the CFO Severance Amount, Mr. McGovern shall be entitled to earned wages and other compensation (including reimbursements of his outstanding expenses and unused vacation) through the date his employment is terminated from the Company. Moreover, all options held by Mr. McGovern will be subject to full accelerated vesting on the date of termination without cause and the exercise period shall be extended three (3) years from the date of termination, or the option expiration date as provided in the stock option agreements between Mr. McGovern and the Company.

Lewis Stuart

On November 21, 2017, the Company and Mr. Stuart executed an employment agreement in connection with his appointment as the Company’s Chief Commercial Officer effective as of December 1, 2017.

Mr. Stuart’s employment agreement provides for at-will employment and a term commencing on December 1, 2017, and continuing until November 30, 2019, unless earlier terminated. The employment agreement includes an annual base salary of three hundred thousand dollars ($300,000). The employment agreement additionally includes that the Company will recommend to the Board that Mr. Stuart be granted an award of 100,000 stock options and 10,000 restricted stock units at the next Board meeting in December 2017, which the Board granted. The exercise price of the stock options will be the closing price of our common stock on the NYSE American on the grant date, and 25% of the stock options will vest on the first anniversary of the grant date with 6.25% vesting every three months thereafter. The restricted stock units will vest on August 1, 2018, provided that Mr. Stuart has successfully completed the performance criteria which will be determined and communicated to Mr. Stuart at the end of the second quarter of 2018.

In addition, Mr. Stuart will have the opportunity to earn an annual performance bonus in an amount up to thirty percent (30%) of his base salary. The bonus amount shall be determined by the Board, in its sole discretion, based upon the following factors: (i) the fulfillment, during the relevant year, of specific milestones and tasks delegated, for such year, to Mr. Stuart as set by Mr. Stuart and the Company’s President/CEO and/or the Board, before the end of the first calendar quarter; (ii) the evaluation of Mr. Stuart by the Company’s President/CEO and/or the Board; (iii) the Company’s financial, product and expected progress; and (iv) other pertinent matters relating to the Company’s business and valuation. Any bonus will be payable within two and a half (2 ½) months following the end of the year for which the bonus was earned. The Compensation Committee of the Company shall have the sole discretion to pay any or all of the annual bonus in the form of equity compensation. Any such equity compensation shall be issued from the 2017 Plan and shall be fully vested upon payment.

In the event the Company terminates Mr. Stuart for cause (as defined in the employment agreement), he shall be entitled to any earned but unpaid wages or other compensation (including reimbursements of his outstanding expenses and unused vacation) earned through the termination date.

In the event the Company terminates Mr. Stuart without cause (including death or disability; each as defined in the employment agreement), provided such termination constitutes a “separation from service” as such term is defined in Section 409A of the Code and, subject to his execution of a release of claims in favor of the Company, he shall be entitled to an amount equal to Mr. Stuart’s annualized base salary in effect on the date of separation from service (the “CCO Severance Amount”), which will be paid in twelve (12) equal consecutive monthly installments at the monthly base salary rate in effect at the time of Mr. Stuart’s termination. The CCO Severance Amount shall be in addition to Mr. Stuart’s earned wages and other compensation (including reimbursements of his outstanding expenses and unused vacation) through the date his employment is terminated from the Company. In order to terminate Mr. Stuart for cause, the Company shall give notice to Mr. Stuart specifying the reason for termination and providing a period of thirty (30) days to cure the reason specified. If there is no cure within thirty (30) days or the notified party earlier refuses to effect the cure, the termination shall then be deemed effective.

Justin Hall

On December 19, 2017, the Company and Mr. Hall executed a new employment agreement in connection with the expiration of Mr. Hall’s employment agreement dated as of December 29, 2015, which expired on December 31, 2017.

Mr. Hall’s new employment agreement provides for at-will employment and a term commencing on January 1, 2018 and ending on December 31, 2019 unless earlier terminated. Mr. Hall’s employment agreement provides for an annual base salary of two hundred sixty thousand dollars ($260,000), subject to at least annual review. Mr. Hall’s salary may be adjusted by action of the Board, based on Mr. Hall’s performance, the financial performance of the Company and the compensation paid to a general counsel in comparable positions. Such adjustments shall not reduce Mr. Hall’s then-current annual base salary unless he provides written consent.

In addition, Mr. Hall shall be eligible for any bonus plan that is deemed appropriate by the Board. The bonus amount shall be determined by the Board, in its sole discretion, based upon, among others, the following factors: (i) the fulfillment, during the relevant year, of specific milestones and tasks delegated, for such year, to Mr. Hall as set by Mr. Hall and the Company’s President and/or the Board, before the end of the first calendar quarter; (ii) the evaluation of Mr. Hall by the Company’s President and/or the Board; (iii) the Company’s financial, product and expected progress and (iv) other pertinent matters relating to the Company’s business and valuation. Any bonus will be payable within two and a half (2½) months following the end of the year for which the bonus was earned. The Compensation Committee shall have the sole discretion to pay any or all of the annual bonus in the form of equity compensation. Any such equity compensation shall be issued from the 2017 Plan, and shall be fully vested upon payment.

In the event the Company terminates Mr. Hall for cause (as defined in the employment agreement), he shall be entitled to any earned but unpaid wages or other compensation (including reimbursements of his outstanding expenses and unused vacation) earned through the termination date.

In the event the Company terminates Mr. Hall without cause (including death, disability or for constructive termination; each as defined in the employment agreement) which is not in connection with a change of control, provided such termination constitutes a “separation from service” as such term is defined in Section 409A of the Code and, subject to his execution of a release of claims in favor of the Company, he shall be entitled to an amount equal to Mr. Hall’s annualized base salary in effect on the date of separation from service plus the full target annual bonus percentage for the current fiscal year (the “GC Severance Amount”). The GC Severance Amount will be paid in twelve (12) equal consecutive monthly installments at the monthly base salary rate in effect at the time of Mr. Hall’s termination, with such installments commencing within sixty (60) days following Mr. Hall’s separation from service. The GC Severance Amount shall be in addition to Mr. Hall’s earned wages and other compensation (including reimbursements of his outstanding expenses and unused vacation) through the date his employment is terminated from the Company.

In the event the Company terminates Mr. Hall without cause in connection with a change of control (as defined in the employment agreement), he shall be entitled to a Change of Control Severance (the “CoC Severance Amount”) in place of the GC Severance Amount described above. The CoC Severance Amount shall be: (i) an amount equal to twice Mr. Hall’s base salary and (ii) an amount equal to the cash portion of Mr. Hall’s target Annual Bonus for the fiscal year in which the termination occurs (with it deemed that all performance goals have been met at one hundred percent (100%) of budget or plan) multiplied by one hundred fifty percent (150%). For a period of eighteen (18) months, Mr. Hall may elect coverage for, and the Company shall reimburse Mr. Hall for, the amount of his premium payments for group health coverage, if any, elected by Mr. Hall pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"); provided, however, that Mr. Hall shall be solely responsible for all matters relating to his continuation of coverage pursuant to COBRA, including (without limitation) his election of such coverage and his timely payment of premiums.

Moreover, all options held by Mr. Hall will be subject to full accelerated vesting on the date of termination without cause, in connection with payment of either the GC Severance Amount or the CoC Severance Amount, and the exercise period shall be extended to three (3) years from the date of termination. In order to terminate Mr. Hall for cause (or for Mr. Hall to resign for constructive termination), the acting party shall give notice to the other party specifying the reason for termination and providing a period of thirty (30) days to cure the reason specified. If there is no cure within thirty (30) days or the notified party earlier refuses to effect the cure, the termination shall then be deemed effective.

Thomas Paulson

On January 1, 2016, the Company and Mr. Paulson, the Company’s former CFO and Treasurer, entered into an employment agreement, which replaced his prior employment agreement that expired on December 31, 2015. Mr. Paulson’s employment agreement provides for a term commencing on January 1, 2016 and ending on December 31, 2017. Mr. Paulson’s employment agreement also provides for an annual base salary of $290,000, subject to at least annual review, and may be adjusted by action of the Board, based on Mr. Paulson’s performance, the financial performance of the Company and the compensation paid to a CFO (in comparable positions). Such adjustments shall not reduce Mr. Paulson’s then-current annual base salary unless he provides written consent.

In addition, Mr. Paulson will be eligible for any bonus plan that is deemed appropriate by the Board. The bonus amount will be determined by the Board, in its sole discretion, based upon the following factors: (i) the fulfillment, during the relevant year, of specific milestones and tasks delegated, for such year, to Mr. Paulson as set by Mr. Paulson and the Company’s President/CEO and/or the Board, before the end of the first calendar quarter; (ii) the evaluation of Mr. Paulson by the Company’s President/CEO and/or the Board; (iii) the Company’s financial, product and expected progress; and (iv) other pertinent matters relating to the Company’s business and valuation. Any bonus will be payable within two and a half (2 1/2) months following the end of the year for which the bonus was earned. The Compensation Committee will have the sole discretion to pay a portion or the entire annual bonus in the form of equity compensation.

In the event the Company terminates Mr. Paulson for cause (as defined in the employment agreement), he will be entitled to any earned but unpaid wages or other compensation (including reimbursements of his outstanding expenses and unused vacation) earned through the termination date. In the event the Company terminates Mr. Paulson without cause (including death, disability or for constructive termination) (each as defined in the employment agreement) or Mr. Paulson voluntarily terminates his employment upon or after reaching the age of 65, provided such termination constitutes a “separation from service” as such term is defined in Section 409A of the Code and, subject to his execution of a release of claims in favor of the Company, he will be entitled to an amount equal to his annualized base salary in effect on the date of separation from service (the “Former CFO Severance Amount”). The Former CFO Severance Amount will be paid in equal monthly installments at the rate in effect at the time of Mr. Paulson’s termination. The Compensation Committee will have the sole discretion to pay any or all of the Former CFO Severance Amount in the form of equity compensation. The Former CFO Severance Amount will be in addition to Mr. Paulson’s earned wages and other compensation (including reimbursements of his outstanding expenses and unused vacation) through the date his employment is terminated from the Company. Moreover, all options held by Mr. Paulson will be subject to full accelerated vesting on the date of termination without cause and the exercise period shall be extended to three (3) years from the date of termination, or the option expiration date as provided in the stock option agreements between Mr. Paulson and the Company. In order to terminate Mr. Paulson for cause (or for Mr. Paulson to resign for constructive termination), the acting party must give notice to the other party specifying the reason for termination and providing a period of 30 days to cure the reason specified. If there is no cure within 30 days or the notified party earlier refuses to effect the cure, the termination will then be deemed effective.

On July 6, 2017, Mr. Paulson, who is over the age of 65, voluntarily notified the Company of his intent to resign as the Company’s CFO and Treasurer effective July 16, 2017. He remained employed by the Company through December 31, 2017 to assist in Mr. McGovern’s transition as CFO and Treasurer.

Director Compensation

The compensation and benefits for services as a member of our Board is determined by our Board. Directors employed by us are not compensated for service on the Board or any committee of the Board; however, we reimburse all directors for any out-of-pocket expenses incurred in connection with attending meetings of our Board and committees of our Board.

The Board, upon the recommendation of the Compensation Committee, approved the Non-Employee Director Compensation Program, effective January 1, 2017 (the “2017 Non-Employee Director Compensation Program”). Under the 2017 Non-Employee Director Compensation Program, each director may elect to take his or her annual compensation in a combination of options and/or cash. Specifically, each director can elect in writing to take 25%, 50%, 75% or 100% of his or her annual cash retainer for service in the form of options. Due to Mr. Sieczkarek’s position as the Company’s CEO, he is the only director that is not eligible to, and does not participate in, the 2017 Non-Employee Director Compensation Program.

The approved director compensation for 2017 was a combination of options and cash. All cash compensation was payable quarterly on the first (1st) business day of the beginning of the quarter. Approved director compensation for 2017 was as follows:

Board Meetings	Chairman of Committee for Committee Meetings	All Other Members for Committee Meetings

The annual fee of $30,000 and any compensation for Committee service can be paid in cash and/or options. If options are elected, the options are granted on the first day of the year on which the NYSE American is open for trading, and vest in equal monthly installments at the beginning of each month, over the course of one year.

Chairman of the Audit Committee: Annual cash compensation of $12,000 per year.

Chairman of the Compensation Committee: Annual cash compensation of $10,000 per year.

Chairman of the N&CG Committee: Annual cash compensation of $8,000 per year.

Member of the Audit Committee: Annual cash compensation of $6,000 per year. Member of the N&CG and Compensation Committees: Annual cash compensation of $5,000 per year.

Non-employee directors also may be granted additional awards under our equity incentive plans at the discretion of our Board.

The compensation received during 2017 by each non-employee director is set forth below.

Name(1)	Fees Earned or Paid in Cash		Option Awards($)(2)	Total ($)
Paul E. Freiman, Ph.D.(3)	$	−	$63,753	$63,753
Xinzhou (Paul) Li(4)		$15,000	$15,000	$30,000
Xiaoyan (Henry) Liu(3), (5)	$	−	$37,501	$37,501
Yonghao (Carl) Ma, Ph.D.(3)	$	−	$50,004	$50,004
Gail Maderis, M.B.A.(3)	$	−	$58,754	$58,754
Mijia (Bob) Wu, M.B.A. (3)	$	−	$37,501	$37,501
Todd Zavodnick, M.B.A. (3)	$	−	$55,002	$55,002

____________

(1)	Mr. Sieczkarek is not included in this table because he is currently an NEO.

(2)

These amounts represent the aggregate grant date fair value of $2.46 per share for the stock option awards granted in fiscal year 2017, except for the stock option awards granted to Mr. Li on July 3, 2017 at fair value of $2.86, computed in accordance with FASB ASC Topic 718. The assumptions used to determine the value of stock options are described in Note 12 to our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which is incorporated into this prospectus by reference. At December 31, 2017, the aggregate number of vested and unvested stock options for each of the non-employee directors that held stock options was as follows: Mr. Freiman, 62,697 vested and 0 unvested; Mr. Li, 5,248 vested and 0 unvested; Mr. Henry Liu, 15,245 vested and 0 unvested; Dr. Ma, 23,629 vested and 0 unvested; Ms. Maderis, 64,211 vested and 0 unvested; Mr. Wu, 15,245 vested and 0 unvested; and Mr. Zavodnick, 33,698 vested and 0 unvested.

(3)	These directors elected to take their annual compensation in the form of stock options. If options are elected, a 25% increase is applied of the total share amount.

(4)	Mr. Paul Li elected to receive cash for half of the year and stock options for the other half.

(5)	Mr. Henry Liu resigned effective March 21, 2018 with Mr. Lawrence Liu replacing him on the Board effective March 21, 2018.

We have further revised our Non-Employee Director Compensation Program, effective January 1, 2018 (the “2018 Non-Employee Director Compensation Program”) to limit the directors’ annual retainer compensation to cash only though the compensation amounts remain unchanged. We also added the position of a lead independent director with annual compensation of $20,000. Under the 2018 Non-Employee Director Compensation Program, each non-employee director will receive an annual stock option grant of 20,000 shares, granted at our annual meeting of stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table indicates information as of April 16, 2018, regarding the ownership of our common stock by:

●	each person who is known by us to own more than five percent (5%) of our shares of common stock;

●	each of our senior executive officers who are NEOs under SEC proxy rules;

●	each of our directors; and

●	all of our directors and executive officers as a group.

The percentage of shares beneficially owned is based on [17,089,304] shares of common stock outstanding as of April 16, 2018. Except as indicated in the footnotes to this table, and as affected by applicable community property laws, all persons listed have sole voting and investment power for all shares shown as beneficially owned by them and no shares are pledged.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percent of Class
Beneficial Owners Holding More Than 5% (other than Executive Officers and Directors)
China Pioneer Pharma Holdings Limited(2)	5,212,748	[30.5]	%
190 Elgin Avenue, George Town,
Grand Cayman, Cayman Islands KY1-9005

Jian Ping Fu (“Mr. Fu”)(3)	3,983,304	[23.3]	%
11 Williams Road
Mt. Eliza, Melbourne VIC 3930
Australia

OP Financial Investments Limited (“OP Financial”)(4)	1,700,000	[9.9]	%
27/F, Two Exchange Square
8 Connaught Place
Hong Kong

Executive Officers and Directors
Mark M. Sieczkarek, M.B.A.(5)	1,518,927	[8.6]	%
John J. McGovern, CPA	—	*
Lewis J. Stuart	—	*
Justin M. Hall, Esq.(6)	138,615	*
Thomas J. Paulson, M.B.A. (7)	305,988	[1.8]	%
Paul E. Freiman, Ph.D.(8)	64,383	*
Gail Maderis, M.B.A.(9)	64,211	*
Mijia (Bob) Wu, M.B.A. (10)	62,864	*
Xinzhou (Paul) Li(2),(11)	5,248	*
Yonghao (Carl) Ma, Ph.D.(12)	23,629	*
Todd Zavodnick, M.B.A.(13)	33,699	*
Yanbin (Lawrence) Liu	—	*
All directors and executive officers as a group (12 persons)	2,217,564	[12.1]	%

_______________

*     Less than one percent (1%).

(1)

The address for each director and officer of NovaBay listed is c/o NovaBay Pharmaceuticals, Inc., 2000 Powell Street, Suite 1150, Emeryville, CA 94608. Number of shares beneficially owned and percent of class is calculated in accordance with SEC rules. A beneficial owner is deemed to beneficially own shares the beneficial owner has the right to acquire within 60 days of April 16, 2018. For purposes of calculating the percent of class held by a single beneficial owner, the shares that such beneficial owner has the right to acquire within 60 days of April 16, 2018 are also deemed to be outstanding; however, such shares are not deemed to be outstanding for purposes of calculating the percentage ownership of any other beneficial owner.

(2)

Director Xinzhou (Paul) Li is Chairman and Executive Director of China Pioneer Pharma and Director of Pioneer Hong Kong. Mr. Li disclaims beneficial ownership of the shares of the Company common stock held by China Pioneer Pharma and Pioneer Hong Kong. China Pioneer Pharma has sole voting and sole investment power with respect to 24,327 of these shares. In addition, China Pioneer Pharma and Pioneer Hong Kong (by virtue of its indirect ownership by China Pioneer Pharma (discussed below)), share voting power and share investment power over the remaining 5,188,421 shares. Pioneer Hong Kong is a wholly-owned subsidiary of China Pioneer Pharma. The address for Pioneer Hong Kong is: Flat 2605, 26/F Trendy Centre, 682 Castle Peak Road, Lai Chi Kok, Kowloon, Hong Kong.

(3)	Mr. Fu holds sole voting power and sole investment power over all 3,983,304 shares.

(4)

Director Yanbin (Lawrence) Liu is Joint Chief Operating Officer & Head of Direct Investment of OP Financial. Mr. Liu disclaims beneficial ownership of the shares of the Company common stock held by OP Financial. OP Financial has sole voting and sole investment power over all 1,700,000 shares.

(5)

Includes (i) 988,945 shares held directly by Mr. Sieczkarek (with sole voting power over 988,945 shares, shared voting power over no shares, sole investment power over 988,945 shares and shared investment power over no shares), and (ii) 529,982 shares of common stock issuable upon exercise of outstanding options which are exercisable as of April 16, 2018, or within 60 days after such date.

(6)

Includes (i) 3,405 shares of common stock held directly by Mr. Hall (with sole voting power over 3,405 shares, shared voting power over no shares, sole investment power over 3,405 shares and shared investment power over no shares), and (ii) 135,210 shares issuable upon exercise of outstanding options which are exercisable as of April 16, 2018 or within 60 days after such date.

(7)

Includes (i) 5,750 shares of common stock held directly by Mr. Paulson (with sole voting power over 5,750 shares, shared voting power over no shares, sole investment power over 5,750 shares and shared investment power over no shares), and (ii) 300,238 shares issuable upon exercise of outstanding options which are exercisable as of April 16, 2018, or within 60 days after such date.

(8)

Includes (i) 1,686 shares held by the Paul Freiman and Anna Mazzuchi Freiman Trust, of which Mr. Freiman and his spouse are trustees (with sole voting power over 625 shares, shared voting power over 1,061 shares, sole investment power over no shares and shared investment power over 1,686 shares), and (ii) 62,697 shares issuable upon exercise of outstanding options which are exercisable as of April 16, 2018, or within 60 days after such date.

(9)

Reflects 64,211 shares issuable upon exercise of outstanding options which are exercisable as of April 16, 2018, or within 60 days after such date. The right to exercise these stock options is held by the Gail J. Maderis Revocable Trust dated April 7, 2013.

(10)

Includes (i) 47,619 shares of common stock held jointly by Mr. Wu and his spouse, Qian Xia (with sole voting power over no shares, shared voting power over 47,619 shares, sole investment power over no shares and shared investment power over 47,619 shares), and (ii) 15,245 shares issuable upon exercise of outstanding options which are exercisable as of April 16, 2018, or within 60 days after such date. As Non-Executive Director of China Pioneer Pharma, Mr. Wu disclaims beneficial ownership of the shares of the Company common stock held by China Pioneer Pharma and Pioneer Hong Kong. See Note (2) above for shares of the Company owned by China Pioneer Pharma and Pioneer Hong Kong.

(11)	Reflects 5,248 shares issuable upon exercise of outstanding options which are exercisable as of April 16, 2018, or within 60 days after such date.

(12)	Reflects 23,629 shares issuable upon exercise of outstanding options which are exercisable as of April 16, 2018, or within 60 days after such date.

(13)	Reflects 33,699 shares issuable upon exercise of outstanding options which are exercisable as of April 16, 2018, or within 60 days after such date.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2017, with respect to shares of our common stock that may be issued under existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights	Weighted Average Exercise Price of Outstanding Options and Rights	Number of Securities Remaining Available For Future Issuance under Equity Compensation Plans (excluding some securities reflected in first column)
Equity compensation plans approved by security holders(1)	2,961,037	$5.16	1,382,328
Equity compensation plans not approved by security holders	—	$—	—
Total	2,961,037	$5.16	1,382,328

————————

(1)

Consists of our 2002 Plan, 2005 Plan, 2007 Plan and 2017 Plan. No additional option grants are being made under the 2002 Plan, 2005 Plan or 2007 Plan. The 2017 Plan became effective on June 2, 2017, and 1,382,328 shares were reserved for issuance under that plan at December 31, 2017. An additional 615,392 shares were subsequently added to the 2017 Plan in January 2018 not reflected in the above table, pursuant to the Evergreen Provision of the 2017 Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company’s Audit Committee has the responsibility of reviewing any possible related party transactions. In conducting its review, the Audit Committee applies the principles of the Code of Ethics and its Conflict of Interest Policy to: (a) the relationship of the related persons to the transaction; (b) the relationship between the Company and the related persons; (c) the importance of the interest to the related persons; and (d) the amount involved in the transaction. Since December 31, 2016, there has not been any transaction, nor is there any proposed transaction, in which NovaBay was a participant, and in which a “related party” of NovaBay had or is expected to have a direct or indirect material interest, in which the amount involved exceeded or will exceed the lesser of $120,000 or one percent (1%) of the average of NovaBay’s total assets at the end of the last two (2) completed fiscal years, that would require disclosure in this Proxy Statement, except for the following:

November 2017 Amended and Restated Share Purchase Agreement

In November 2017, we entered into an Amended and Restated Share Purchase Agreement (the “Purchase Agreement”) with Ch-gemstone Capital (Beijing) Co., Ltd., a company organized in China (“Ch-gemstone”). Under the Purchase Agreement, we would have issued and sold to Ch-gemstone a total of 2,400,000 shares of our common stock, par value $0.01 per share, for an aggregate purchase price of $10,320,000, or $4.30 per share (the “Private Placement”). China Kington agreed to serve as placement agent in exchange for a commission equal to six percent (6%) of the total purchase price of the shares sold to Ch-gemstone upon the closing of the Private Placement.

On November 14, 2017, Jinzi Ham Co., Ltd., the parent company of the Purchaser, publicly announced in China both (i) Ch-gemstone’s entry into the Purchase Agreement; and (ii) Ch-gemstone’s concurrent entry into share transfer agreements with two existing stockholders of the Company, Pioneer Hong Kong and Jian Ping Fu (“Mr. Fu”), to purchase 216,696 shares and 3,983,304 shares of our common stock, respectively (the “Share Transfers”). In the Share Transfers, Ch-gemstone intended to purchase 216,696 shares from Pioneer. Pioneer is currently the largest stockholder of NovaBay, holding 5,212,748 shares or approximately 34% of our outstanding shares of common stock. Pioneer is the exclusive distributor of NovaBay’s NeutroPhase® Skin and Wound Cleanser in China and Southeast Asia. Further, Board member Xinzhou (Paul) Li has been the Chairman and Executive Director of China Pioneer Pharma since 2013 and is also Director of China Pioneer Pharma’s wholly-owned subsidiary, Pioneer Hong Kong. Board member Mijia (Bob) Wu is the Non-Executive Director of China Pioneer Pharma and indirect owner of Pioneer Hong Kong, as well as the Managing Director of China Kington, the Company’s placement agent. In the Share Transfers, the Ch-gemstone also intended to purchase 3,983,304 shares from Mr. Fu, or all of his holdings in NovaBay. Mr. Fu is currently the second largest stockholder of NovaBay, holding 3,983,304 shares or approximately 26% of our outstanding shares of common stock. Mr. Fu acquired his shares in the Company’s February and April 2016 private placement transactions, both of which were facilitated by China Kington as placement agent. As a result of the Company’s January 2016 bridge loan that was facilitated by China Kington, among other items China Kington was given the right to nominate two members to our Board of Directors. Given Mr. Fu’s significant investment in NovaBay, one of China Kington’s board nominees was a representative of Mr. Fu’s, Xiaoyan (Henry) Liu, whose service to the Board ended on March 21, 2018.

On January 31, 2018, the Purchase Agreement was terminated upon written notification from Ch-gemstone that it was unable to meet the closing condition to obtain the approval of the applicable regulatory authorities in China by the January 31, 2018 deadline.

February 2018 Share Purchase Agreement

On February 5, 2018, we entered into a share purchase agreement (the “Share Purchase Agreement”) with OP Financial, an investment firm based in Hong Kong focused on cross-border investment opportunities and listed on the Hong Kong Stock Exchange. Under the Share Purchase Agreement, we issued and sold to OP Financial a total of 1,700,000 shares of our common stock, par value $0.01 per share, for an aggregate purchase price of $5,984,000 (the “OP Financial Private Placement”). China Kington agreed to serve as placement agent in exchange for a commission equal to six percent (6%) of the total purchase price of the shares sold to OP Financial upon the closing of the OP Financial Private Placement. Our Audit Committee recommended to our Board and our Board approved the Share Purchase Agreement on February 5, 2018. The OP Financial Private Placement closed on February 8, 2018. Given OP Financial’s significant investment in NovaBay, one of our board members is a representative of OP Financial, Yanbin (Lawrence) Liu.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the federal securities laws, our directors and officers and any persons holding more than ten percent (10%) of our common stock are required to report their ownership of our common stock and any changes in that ownership to the SEC. Specific due dates for these reports have been established, and we are required to report in this Proxy Statement any failure to file by these dates.

In making this statement, we have relied upon examination of the copies of Forms 3, 4 and 5, and amendments to these forms, provided to us and the written representations of our directors, executive officers and ten percent (10%) stockholders. Based solely on our review of copies of the reports on the Section 16(a) forms received by us with respect to the fiscal year ended December 31, 2017, and the written representations received from the reporting persons that no other reports were required, we believe that all directors, executive officers and persons who own more than ten percent (10%) of our common stock have complied with the reporting requirements of Section 16(a) and have filed all reports required by such section, except for the late filing of the following forms: the initial Form 3 and subsequent Form 4 for Mr. McGovern representing a single transaction of an option grant; the initial Form 3 and two subsequent Forms 4 for Mr. Stuart representing two transactions of grants pursuant to the 2017 Plan; and the Form 4 for Mr. Li reflecting a single transaction of an option grant under the 2017 Non-Employee Director Plan.

ANNUAL REPORT

Our Company’s Internet address, located at www.novabay.com, includes electronic files of this Proxy Statement and our Annual Report, as well as our other SEC filings. For those stockholders who do not participate in electronic delivery of proxy materials, a copy of our Annual Report (excluding the exhibits thereto) accompanies this Proxy Statement, the Notice, the proxy card and other proxy materials being mailed to all stockholders. Stockholders may obtain a copy of the Annual Report and any of our other filings with the SEC, without charge, by writing to: Corporate Secretary, NovaBay Pharmaceuticals, Inc., 2000 Powell Street, Suite 1150, Emeryville, California 94608. The Annual Report (including the exhibits thereto) is also available on the SEC’s website at www.sec.gov.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS OR NOMINATIONS

Due Date for Stockholder Proposals and Nominations for Next Year’s Annual Meeting

Under applicable SEC rules, to be considered for inclusion in our proxy materials next year, your proposal must be submitted by December 21, 2018; however, if NovaBay’s 2019 Annual Meeting of Stockholders is held on a date more than 30 calendar days from May 31, 2019, then the deadline will be a reasonable time prior to the time we begin to print, mail or electronically deliver our proxy materials. If notice is received after December 21, 2018 it will be considered untimely, and we will not be required to present the matter at the stockholders meeting. All stockholder proposals must comply with applicable rules and regulations adopted by the SEC.

Pursuant to our Bylaws, if you wish to submit a proposal to be included in next year’s proxy materials or nominate a director, you must do so no earlier than the close of business on the 120th day, and not later than the close of business on the 90th day, prior to the first anniversary of the preceding year’s annual meeting (for next year’s 2019 annual meeting, these dates would be January 30, 2019 and March 2, 2019, respectively); provided, however, that in the event that the date of the 2019 Annual Meeting of Stockholders is held more than 30 days prior to or more than 30 days after May 31, 2019, your notice must be delivered not earlier than the close of business on the 120th day prior to the 2019 Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day prior to the 2019 Annual Meeting of Stockholders or the 10th day following the day on which public announcement of the date of the 2019 Annual Meeting of Stockholders is first made. Stockholders are also advised to review the Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

Stockholder proposals must be in writing and should be addressed to our Corporate Secretary, at our principal executive offices at 2000 Powell Street, Suite 1150, Emeryville, California 94608. It is recommended that stockholders submitting proposals direct them to our Corporate Secretary and utilize certified mail, return receipt requested, to provide proof of timely receipt. The presiding officer of the Annual Meeting reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements, including conditions set forth in the Bylaws and conditions established by the SEC.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers, banks or other nominees) to satisfy the delivery requirements for proxy statements and annual reports with respect to two (2) or more stockholders sharing the same address (and who do not receive electronic delivery of proxy materials) by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

For those who receive proxy materials by mail, a single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker, bank or other nominee or NovaBay that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker, bank or other nominee or NovaBay that you no longer wish to participate in “householding.” If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report in the future, you may (1) notify your broker, bank or other nominee or (2) direct your written request to our Corporate Secretary, NovaBay Pharmaceuticals, Inc., 2000 Powell Street, Suite 1150, Emeryville, California 94608, (510) 899-8800. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker, bank or other nominee or NovaBay using the above information. In addition, NovaBay will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Annual Report and this Proxy Statement to a stockholder at a shared address to which a single copy of the documents was delivered.

OTHER BUSINESS

The Board is not aware of any other matter which will be presented for action at the Annual Meeting other than the matters set forth in this Proxy Statement. If any other matter requiring a vote of the stockholders arises, it is intended that the proxy holders will vote the shares they represent as the Board may recommend. The proxy grants the proxy holders discretionary authority to vote on any such other matters properly brought before the Annual Meeting.

April 20, 2018	By Order of the Board of Directors,

Mark M. Sieczkarek Chairman of the Board

Exhibit A

CERTIFICATE OF AMENDMENT OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
NOVABAY PHARMACEUTICALS, INC.

NOVABAY PHARMACEUTICALS, INC., a corporation organized and existing under, and by virtue of, the General Corporation Law of the State of Delaware, hereby certifies that:

FIRST: The name of the Corporation is NovaBay Pharmaceuticals, Inc. (the “Corporation”).

SECOND: The Corporation was originally incorporated under the same name and the original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on April 19, 2010.

THIRD: The Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions amending and restating Paragraphs A and C of Article IV of the Certificate of Incorporation to read in its entirety as follows:

“A. This Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is Fifty-Five Million (55,000,000) shares. Fifty Million (50,000,000) shares shall be Common Stock, each having a par value of one cent ($0.01) per share. Five Million (5,000,000) shares shall be Preferred Stock, each having a par value of one cent ($0.01) per share.”

“C. Each outstanding share of Common Stock shall entitle the holder thereof to one vote on each matter properly submitted to the stockholders of the Corporation for their vote; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon by law or pursuant to this Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock).”

FOURTH: Also pursuant to a resolution of the Board of Directors, thereafter this Certificate of Amendment was submitted to the stockholders of the Corporation for their approval, and was duly adopted at the Annual Meeting of Stockholders held on May 31, 2018, in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FIFTH: All other provisions of the Certificate of Incorporation shall remain in full force and effect.

IN WITNESS WHEREOF, NOVABAY PHARMACEUTICALS, INC. has caused this Certificate of Amendment to be signed by its Chief Executive Officer this ____ day of _________________, 2018.

NOVABAY PHARMACEUTICALS, INC.

By:

Mark M. Sieczkarek

Chief Executive Officer

NovaBay PHARMA

IMPORTANT ANNUAL MEETING INFORMATION

000004

ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Vote by Internet

- Go to **www.investorvote.com/NBY**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals Two and Three.

1. To elect the two (2) Class II directors named below to hold office until the 2021 Annual Meeting of Stockholders, or until their successors have been duly elected and qualified.

Nominees standing for election:

	For	Withhold
01 - Yonghao (Carl) Ma	☐	☐
02 - Xinzhou (Paul) Li	☐	☐

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B Non-Voting Items

Change of Address — Please print your new address below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: This proxy must be signed exactly as your name appears hereon. Executors, administrators, trustees, etc., should give full title as such. If the stockholder is a corporation, a duly authorized officer should sign on behalf of the corporation and should indicate his or her title. If the stockholder is a partnership, please sign in the partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.   /   /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

C 1234567890 JNT

1 U P X 3 7 5 6 0 1 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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02TQSA

The 2018 Annual Meeting of Stockholders of NovaBay Pharmaceuticals, Inc. will be held on Thursday, May 31, 2018 live via the internet at www.meetingcenter.io/255270829, at 9:00 a.m., Pacific Time. To access the virtual meeting online, you must have a Username, which is the 15 digit number in the shaded bar on the reverse side of this form. The password for this meeting is NBY2018.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

NovaBay PHARMA

PROXY — NOVABAY PHARMACEUTICALS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of NOVABAY PHARMACEUTICALS, INC. ("NovaBay") hereby appoints MARK SIECZKAREK and JOHN MCGOVERN, and each of them, proxies of the undersigned, each with full power to act without the other and with power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of NovaBay to be held on Thursday, May 31, 2018, at 9:00 a.m. Pacific Time live via the Internet at www.meetingcenter.io/255270829 and at any adjournment or postponement thereof, and to vote all shares by the undersigned of NovaBay's common stock held of record on April 16, 2018, with all the powers the undersigned would possess if personally present, in accordance with the instructions on the reverse hereof.

The undersigned hereby revokes any other proxy to vote at such Annual Meeting of Stockholders and hereby ratifies and confirms all that said proxies, and each of them, may lawfully do by virtue hereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR IF NO INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL ONE AND FOR PROPOSALS TWO AND THREE, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS WITH REGARD TO ANY OTHER MATTERS PROPERLY BROUGHT TO A VOTE AT THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(continued and to be signed on the reverse side)